Execution Version

AMENDMENT NO. 1

TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

This Amendment No. 1 to Amended and Restated Term Loan Credit Agreement (this “Amendment”), dated as of December 27, 2019 (the “Amendment Effective Date”), is by and among FALCONSTOR SOFTWARE, INC., a Delaware corporation (the “Borrower”), FALCONSTOR, INC., a Delaware corporation, and FALCONSTOR AC, INC., a Delaware corporation (the “Guarantors”), HCP-FVA, LLC, a Delaware limited liability company (in its individual capacity, “HCP-FVA”), as Administrative Agent for the Lenders (as hereinafter defined), ESW CAPITAL, LLC, as Co-Agent under the Credit Agreement (as hereinafter defined) (the “Co-Agent” and, together with the Administrative Agent, the “Agents”), and the Lenders party hereto. All capitalized terms used herein without definitions shall have the meanings given to such terms in the Credit Agreement (as hereinafter defined).

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the financial institutions which are a party thereto as lenders (each a “Lender” and, collectively, the “Lenders”) are parties to that certain Amended and Restated Term Loan Credit Agreement, dated as of February 23, 2018 (as amended, modified, supplemented or restated and in effect from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended pursuant to this Amendment and as further amended, restated supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that each of the Lenders agree, and the Lenders under the terms of the Existing Credit Agreement are willing to agree, on the terms and subject to the conditions set forth herein, to make certain modifications to the Existing Credit Agreement, as more fully set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the Loan Parties, the Lenders and the Agents as follows:

1.       Amendments to Existing Credit Agreement.

(a)               In reliance on the representations and warranties set forth in Section 4 below and subject to satisfaction of the conditions set forth in Section 2 below, effective on and as of the Amendment Effective Date, the Existing Credit Agreement (excluding the schedules and exhibits thereto, which shall remain in full force and effect, except as specifically referenced in clauses (b), (c) and (d) of this Section 1) is hereby amended as set forth in Exhibit A attached hereto (i) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text)~~ and (ii) to insert the double underlined text (indicated textually in the same manner as the following example: double-underlined text).

(b)               The Existing Credit Agreement is hereby further amended by amending and restating in its entirety Exhibit B – Form of Compliance Certificate to the Credit Agreement in the form attached hereto as Exhibit B.

(c)               The Existing Credit Agreement is hereby further amended by including a new
Exhibit G – Form of Extension Request to the Credit Agreement in the form attached hereto as Exhibit C.

(d)               The Existing Credit Agreement is hereby further amended by amending and restating in its entirety Schedule 9.19 – Intellectual Property, to the Credit Agreement in the form attached hereto as Exhibit D.

2.       Conditions Precedent to Effectiveness. This Amendment is effective as of the Amendment Effective Date upon the satisfaction of the following conditions precedent to the satisfaction of the Agents:

(a)       Borrower shall have delivered or cause to be delivered the following documents, in each case duly and properly authorized, executed and delivered by each of the parties thereto and in form and substance reasonably satisfactory to the Agents (and as applicable, duly executed and dated the Amendment Effective Date or an earlier date satisfactory to the Agents):

(i)	Amendment. This Amendment.

(ii)	Term Notes. To the extent requested by any Lender, one or more promissory notes or amended and restated promissory notes made payable to that Lender.

(iii)	Fee Letter. That certain fee letter, by and between ESW Capital, LLC and the Borrower, dated as of the date hereof (the “Fee Letter”).

(iv)	Collateral Documents. (A) Reaffirmation Agreement and Amendment to Guaranty and Collateral Agreement and (B) Grant of Security Interest in Intellectual Property.

(v)	Authorization Documents. For each Loan Party (in form and substance reasonably satisfactory to the Agents), such Person’s (a) charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state where the failure to maintain such standing could reasonably be expected to result in a Material Adverse Effect or as otherwise requested by the Agents; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of this Amendment, the other Loan Documents to which it is party and the transactions contemplated hereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents (which certifies that the Agents and each Lender may conclusively rely on until formally advised by a like certificate of any changes in any such certificate), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification; provided that in the case of the foregoing clauses (a) and (c), in lieu of delivering such documents, such secretary or assistant secretary (or similar officer or director) may certify that there has been no change in such documents since the delivery of such documents on February 23, 2018.

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(vi)	Opinion of Counsel. Opinion of counsel for the Loan Parties, duly executed and dated as of the Amendment Effective Date, in form and substance satisfactory to the Agents.

(vii)	Search Results. Certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Amendment Effective Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of such financing statements and (b) termination of all agreements relating thereto and the release of Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing (other than Liens permitted by Section 11.2 of the Credit Agreement).

(viii)	Compliance Certificate and Liquidity Report. A current Compliance Certificate in accordance with Section 10.1.6 of the Credit Agreement and Liquidity report in compliance with Section 10.1.12(c) of the Credit Agreement.

(ix)	Insurance. Evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b) of the Credit Agreement.

(x)	HCP-FVA Consent. The signature of HCP-FVA set forth on the signature page hereto shell be deemed to approve and authorize this Amendment and the transactions contemplated hereby, in accordance with Section 15.1 of the Existing Credit Agreement.

(b)       Borrower shall have (i) paid ESW Capital, LLC the amounts required by the Fee Letter, and (ii) reimbursed the Agents for all expenses incurred in connection with this Amendment including, without limitation, through its payment to Goulston & Storrs PC, of all fees, charges and disbursements incurred in connection with this Amendment.

3.       Affirmation and Acknowledgment; Certification. Each of the Loan Parties party hereto as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties party hereto hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution and delivery of this Amendment by each Loan Party shall constitute a certification by such Loan Party to the Agents and the Lenders that each of the representations and warranties set forth in Section 4 of this Amendment are true and correct as of the Amendment Effective Date. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

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4.       Representations and Warranties. Each of the Borrower and the Guarantors, hereby jointly and severally represents and warrants to the Agents and the Lenders as follows:

(a)               The execution, delivery and performance of this Amendment by the Borrower and the Guarantors (i) are within the authority and corporate power of such Loan Party, (ii) have been duly authorized by all necessary corporate proceedings on the part of such Loan Party, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Loan Party is subject or any judgment, order, writ, injunction, license or permit applicable to such Loan Party, (iv) do not conflict with any provision of the Organizational Documents of such Loan Party and any of their respective Subsidiaries or any general partner or manager thereof, and (v) do not contravene any provisions of, or constitute Default or Event of Default under the Credit Agreement or a failure to comply with any term, condition or provision of, any other agreement, indenture, instrument, judgment, order, decree, permit, license or undertaking binding upon or applicable to such Loan Party or any of such Loan Party’s Subsidiaries or any of their respective properties or in the creation or impositions of any mortgage, pledge, security interest, lien, encumbrance or charge upon any of the properties or assets of such Loan Party (other than Liens in favor of Administrative Agent created pursuant to the Collateral Documents);

(b)               This Amendment and the Credit Agreement and the other Loan Documents constitute legal, valid and binding obligations of each Loan Party, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity;

(c)               Other than approvals or consents which have been obtained (written copies of which have been furnished to the Administrative Agent or the Agents), the execution, delivery and performance by the Borrower and Guarantors of this Amendment, and the transactions contemplated hereby, do not require any approval or consent of, or filing with, any third party or any governmental agency or authority;

(d)               The representations and warranties made or deemed made by each Loan Party in the Loan Documents to which it is a party are true and correct in all respects on and as of the Amendment Effective Date with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all respects on and as of such earlier date); and

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(e)               Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default under (and as defined in) the Credit Agreement has occurred and is continuing.

5.       Miscellaneous Provisions.

(a)             This Amendment shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of New York applicable to contracts executed, and to be fully performed, in such State.

(b)            This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. The existence of this Amendment may be established by the introduction into evidence of counterparts that are separately signed, provided they are otherwise identical in all material respects. This Amendment is deemed a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first above written.

BORROWER

FALCONSTOR SOFTWARE, INC., a Delaware corporation

By:	/s/ Brad Wolfe
Name:	Brad Wolfe
Title:	EVP and Chief Financial Officer

GUARANTORS:

FALCONSTOR, INC., a Delaware corporation

By:	/s/ Brad Wolfe
Name:	Brad Wolfe
Title:	EVP and Chief Financial Officer

FALCONSTOR AC, INC., a Delaware corporation

By:	/s/ Brad Wolfe
Name:	Brad Wolfe
Title:	EVP and Chief Financial Officer

ADMINISTRATIVE AGENT:

HCP-FVA, LLC, as Administrative Agent

By:	Hale Capital Partners, LP

By:	/s/ Martin Hale, Jr.
Name:	Martin Hale, Jr.
Title:	Chief Executive Officer

LENDER:

HCP-FVA, LLC, as Lender

By:	Hale Capital Partners, LP

By:	/s/ Martin Hale, Jr.
Name:	Martin Hale, Jr.
Title:	Chief Executive Officer

LENDER:

ESW CAPITAL, LLC, as Lender

By:	/s/ Andrew S Price

Name:	Andrew S Price
Title:	CFO

[Signature page to Amendment No. 1 to Amended and Restated Term Loan Credit Agreement (ESW-FalconStor)]

LENDER:

By:	/s/ Michael P. Kelly
Name:	Michael P. Kelly
Title:

EXHIBIT A

Composite Conformed Copy of the Credit Agreement to incorporate amendments in redline form

(See attached.)

Exhibit A to First Amendment

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

dated as of February 23, 2018

among

FALCONSTOR SOFTWARE, INC.
as Borrower,

THE OTHER LOAN PARTIES,
as Guarantors,

THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

ESW CAPITAL, LLC,
as Co-Agent,

and

HCP-FVA, LLC,

as Administrative Agent

TABLE OF CONTENTS

SECTION 1 DEFINITIONS			2

1.1	Definitions		2
1.2	Other Interpretive Provisions		21
SECTION 2 TERM LOAN COMMITMENTS OF THE LENDERS			22

2.1	Term Loan Commitments		22
2.2	Incremental Loans		23

SECTION 3 EVIDENCING LOANS			24

3.1	Term Notes		24
3.2	Recordkeeping		24
3.3	Allocation of Purchase Price		24

SECTION 4 INTEREST			24

4.1	Interest Rates		24
4.2	Interest Payment Dates		25
4.3	Computation of Interest		26

SECTION 5 FEES			26

5.1	Prepayment Fee		26

SECTION 6 PREPAYMENTS; REPAYMENT			26

6.1	Prepayments		26
	6.1.1	Voluntary Prepayments	26
	6.1.2	Mandatory Prepayments	26
6.2	Manner of Prepayments		27
6.3	Repayment		28

SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES			29

7.1	Making of Payments		29
7.2	Application of Certain Payments		29
7.3	Due Date Extension		30
7.4	Setoff		30
7.5	Proration of Payments		30
7.6	Taxes		30

SECTION 8 INCREASED COSTS			32

8.1	Increased Costs		32
8.2	Mitigation of Circumstances		33
8.3	Conclusiveness of Statements; Survival of Provisions		33

SECTION 9 REPRESENTATIONS AND WARRANTIES			33

9.1	Organization		33
9.2	Authorization; No Conflict		33

9.3	Validity and Binding Nature		34
9.4	SEC Documents		34
9.5	No Material Adverse Change		34
9.6	Litigation; Liabilities		35
9.7	Ownership of Properties; Liens		35
9.8	Equity Ownership; Subsidiaries		35
9.9	Pension Plans		35
9.10	Investment Company Act		36
9.11	Compliance with Laws		36
9.12	Regulation U		36
9.13	Taxes		36
9.14	Solvency		37
9.15	Environmental Matters		37
9.16	Insurance		38
9.17	Real Property		38
9.18	Information		38
9.19	Intellectual Property		38
9.20	Location of Bank Accounts		39
9.21	Labor Matters		39
9.22	Anti-Terrorism Laws		39
9.23	No Default		40
9.24	Hedging Agreements		40
9.25	OFAC		40
9.26	Patriot Act		40
9.27	Customers and Suppliers		40
9.28	Significant Contracts		40
9.29	Warrants		41
9.30	No General Solicitation; Certain Fees		41
9.31	Private Placement		42
9.32	Application of Takeover Protections		42
9.33	Security Interests		42

SECTION 10 AFFIRMATIVE COVENANTS			43
10.1	Reports, Certificates and Other Information		43
	10.1.1	Annual Report	43
	10.1.2	Interim Reports	43
	10.1.3	Compliance Certificates	44
	10.1.4	Reports to the SEC and to Shareholders	44
	10.1.5	Notice of Default, Litigation and ERISA Matters	44
	10.1.6	Management Reports	45
	10.1.7	Projections; Annual Financial Plan	45
	10.1.8	Updated Schedule	45
	10.1.9	Additional Reports	45
	10.1.10	Other Information	46
10.2	Books, Records and Inspections		46
10.3	Maintenance of Property; Insurance		47

10.4	Compliance with Laws; Payment of Taxes and Liabilities		48
10.5	Maintenance of Existence, etc		48
10.6	Use of Proceeds		48
10.7	Employee Benefit Plans		48
10.8	Environmental Matters		49
10.9	Further Assurances		50
10.10	Accounts		50
10.11	Post-Closing Covenants		50
10.12	Stockholder Approval		50
10.13	Financing		51

SECTION 11 NEGATIVE COVENANTS			51

11.1	Debt		51
11.2	Liens		52
11.3	Operating Leases		52
11.4	Restricted Payments		52
11.5	Mergers, Consolidations, Sales		53
11.6	Modification of Organizational Documents		53
11.7	Transactions with Affiliates		53
11.8	Unconditional Purchase Obligations		53
11.9	Inconsistent Agreements		53
11.10	Business Activities; Issuance of Equity		54
11.11	Investments		54
11.12	Change in Structure		54
11.13	Financial Covenants		54
	11.13.1	Weekly Budget Variance	54
	11.13.2	Minimum Cash	54
11.14	Cancellation of Debt		55
11.15	Transfer to Foreign Subsidiaries		55
11.16	Compliance with Laws		55
11.17	Maintenance and Hosted Service Agreements		56

SECTION 12 EFFECTIVENESS; CONDITIONS OF LENDING, ETC			56

12.1	Conditions Precedent to the Closing Date		56
	12.1.1	Agreement, Term Notes and other Loan Documents	56
	12.1.2	Authorization Documents	56
	12.1.3	Consents, etc	56
	12.1.4	Letter of Direction	57
	12.1.5	[Reserved]	57
	12.1.6	Perfection Certificate	57
	12.1.7	[Reserved]	57
	12.1.8	[Reserved]	57
	12.1.9	Opinions of Counsel	57
	12.1.10	Insurance	57
	12.1.11	Payment of Fees	57

	12.1.12	Solvency Certificate	57
	12.1.13	Approvals	57
	12.1.14	Search Results; Lien Terminations	57
	12.1.15	Filings, Registrations and Recordings	58
	12.1.16	Closing Certificate, Consents and Permits	58
	12.1.17	Weekly Budget	58
	12.1.18	No Material Adverse Change	58
	12.1.19	Investment Documents	58
	12.1.20	[Reserved]	58
	12.1.21	[Reserved]	58
	12.1.22	Other	58
12.2	Conditions Precedent to each Loan		58

SECTION 13 EVENTS OF DEFAULT AND THEIR EFFECT			59

13.1	Events of Default		59
	13.1.1	Non-Payment of the Term Loans, etc	59
	13.1.2	Non-Payment of Other Debt	59
	13.1.3	Other Material Obligations	59
	13.1.4	Bankruptcy, Insolvency, etc	59
	13.1.5	Non-Compliance with Loan Documents	60
	13.1.6	Representations; Warranties	60
	13.1.7	Pension Plans	60
	13.1.8	Judgments	60
	13.1.9	Invalidity of Loan Documents, etc	60
	13.1.10	Public Company Failure	61
	13.1.11	Material Adverse Effect	61
	13.1.12	Cessation of Business	61
	13.1.13	Collateral	61
	13.1.14	Change of Control	61
13.2	Effect of Event of Default		61
13.3	Credit Bidding		62

SECTION 14 THE AGENT			62

14.1	Appointment and Authorization		62
14.2	Delegation of Duties		63
14.3	Exculpation of Administrative Agent		63
14.4	Reliance by Administrative Agent		63
14.5	Notice of Default		64
14.6	Credit Decision		64
14.7	Indemnification		65
14.8	Administrative Agent in Individual Capacity		65
14.9	Successor Administrative Agent		65
14.10	Collateral Matters		66
14.11	Restriction on Actions by Lenders		66
14.12	Administrative Agent May File Proofs of Claim		67

14.13	Other Agents; Arrangers and Managers		67

SECTION 15 GENERAL			68

15.1	Waiver; Amendments		68
15.2	Confirmations		69
15.3	Notices		69
15.4	Computations		69
15.5	Costs, Expenses and Taxes		69
15.6	Assignments; Participations		70
	15.6.1	Assignments	70
	15.6.2	Participations	71
15.7	Register		72
15.8	GOVERNING LAW		72
15.9	Confidentiality; Non-Public Information		72
15.10	Severability		73
15.11	Nature of Remedies		74
15.12	Entire Agreement		75
15.13	Counterparts		75
15.14	Successors and Assigns		75
15.15	Captions		75
15.16	Customer Identification – USA Patriot Act Notice		75
15.17	INDEMNIFICATION BY LOAN PARTIES		75
15.18	Nonliability of Lenders		76
15.19	FORUM SELECTION AND CONSENT TO JURISDICTION		77
15.20	WAIVER OF JURY TRIAL		77

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ANNEXS

ANNEX A	Lenders and Pro Rata Shares

ANNEX B	Addresses for Notices

SCHEDULES

SCHEDULE 1	Permitted Affiliate Transactions

SCHEDULE 9.5	Material Adverse Change

SCHEDULE 9.6	Litigation and Contingent Liabilities

SCHEDULE 9.8	Subsidiaries

SCHEDULE 9.16	Insurance

SCHEDULE 9.17	Real Property

SCHEDULE 9.19	Intellectual Property

SCHEDULE 9.20	Location of Bank Accounts

SCHEDULE 9.21	Labor Matters

SCHEDULE 9.27	Customers and Suppliers

SCHEDULE 9.28	Significant Contracts

SCHEDULE 9.29	Warrants

SCHEDULE 10.11	Post-Closing Obligations

SCHEDULE 10.12	Deferred Revenue

SCHEDULE 10.13	Financing

SCHEDULE 11.1	Existing Debt

SCHEDULE 11.2	Existing Liens

SCHEDULE 11.11	Investments

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EXHIBITS

EXHIBIT A	Form of Term Note

EXHIBIT B	Form of Compliance Certificate

EXHIBIT C	Form of Assignment Agreement

EXHIBIT D	Form of Financing Unit Warrants

EXHIBIT E	Form of Loan & Backstop Warrants

EXHIBIT F	Form of Joinder Agreement

EXHIBIT G	Form of Extension Request

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

THIS AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT dated as of February 23, 2018 (this “Agreement”) is entered into among (i) FALCONSTOR SOFTWARE, INC., a Delaware corporation (the “Borrower”), (ii) FALCONSTOR, INC., a Delaware corporation, FALCONSTOR AC, INC., a Delaware corporation, and the other Persons party hereto from time to that are designated as a “Guarantor” hereunder, (iii) the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Lenders”), (iv) ESW CAPITAL, LLC, a Delaware limited liability company, as the Co-Agent, and (~~iv~~v) HCP-FVA, LLC, a Delaware limited liability company (in its individual capacity, “HCP-FVA”), as Administrative Agent for the Lenders.

RECITALSxxx

WHEREAS, Borrower, the other Loan Parties and HCP-FVA are party to that certain Loan Agreement, dated as of November 17, 2017 (the “Original Loan Agreement”), pursuant to which HCP-FVA extended credit to Borrower on the Original Closing Date in the aggregate principal amount of $500,000 (the “Original Loan”);

WHEREAS, in connection with the transactions contemplated by the Original Loan Agreement, Hale Capital Partners, LP (“Hale Capital”), an affiliate of HCP-FVA, and Borrower entered into that certain letter agreement (the “Commitment Letter”) pursuant to which, among other things, (y) Borrower agreed to promptly pursue the Financing with certain Eligible Stockholders and (z) Hale Capital committed to purchase (or to cause one of its Affiliates to purchase) seventy-five percent (75%) of the total number of Units to be issued by Borrower in the Financing (the “HCP Commitment”);

WHEREAS, Borrower has delivered a Pre-Funding Commitment Notice (as defined in the Commitment Letter) to Hale Capital requesting that Hale Capital or its Affiliate purchase seventy-five percent (75%) of the total number of Units to be issued by Borrower in the Financing under the HCP Commitment, which shall result in Total Offering Proceeds to Borrower (inclusive of the conversion of the Original Loan as set forth herein) of Three Million Dollars ($3,000,000) in exchange for the issuance by Borrower to Hale Capital or its Affiliate of Units consisting of (i) senior secured Debt, in the form of a Term Loan, in the principal amount of Three Million Dollars ($3,000,000) and (ii) Financing Unit Warrants to purchase 366,990,000 shares of Common Stock (the “HCP-FVA Financing Unit Warrants”); and

WHEREAS, in order to consummate the purchase of Units contemplated by the Financing, the parties hereto desire to enter into this Agreement to, among other things, amend and restate, in its entirety, the Original Loan Agreement pursuant to the terms hereof, on the terms and subject to the conditions contained herein; and

WHEREAS, as part of a new amendment requested by the Borrower, certain of the Lenders party hereto have agreed to provide a new $2,500,000 term loan facility to Borrower, on the First Amendment Closing Date (as defined below) and on and subject to the terms and conditions set forth in this amended Agreement, which is attached to and made a part of the First Amendment hereto dated as of December 27, 2019.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original Loan Agreement is hereby amended and restated in its entirety as follows:

SECTION 1 DEFINITIONS.

1.1       Definitions. When used herein the following terms shall have the following meanings:

“2019 Delayed Draw Commitment Period” means the period commencing one Business Day after the First Amendment Closing Date and ending on the date that occurs six (6) months thereafter.

“2019 Delayed Draw Term Loan” is defined in Section 2.1.2.

“2019 Financial Covenant Event of Default” means any Event of Default arising from a failure by any Loan Party to comply with or perform any financial covenant set forth in Sections 11.13.3, 11.13.4, 11.13.5 and/or 11.13.6.

“2019 Term Lender” means each Lender that has a 2019 Term Loan Commitment and has agreed to make 2019 Term Loans under this Agreement.

“2019 Term Loan Commitments” means, as to any Lender, such Lender’s commitment to make 2019 Term Loans under this Agreement. The amount of the 2019 Term Loan Commitment of each 2019 Term Lender on the First Amendment Closing Date is set forth on Annex A hereto.

“2019 Term Loan Maturity Date” means the earliest to occur of (i) September 27, 2020, as such date may be extended pursuant to Section 6.4, (ii) the date that is 45 days prior to the earliest day on which any Subordinated Debt matures, and (iii) the Termination Date.

“2019 Term Loan Obligations” means any and all Obligations with respect to the 2019 Term Loans, including for the principal amount of such Loans, the Agreed Interest Amount, all other interest and other amounts accruing on the 2019 Term Loans, and all fees and expenses accruing under or in connection with the 2019 Term Loans, and any indemnification obligations payable by any Loan Party to or for any 2019 Term Lender (and in each case, whether or not a claim for post-filing or post-petition interest, fees or other commencement of any insolvency, reorganization or like proceeding relating to any Loan Party arising or payable after maturity, or after the filing of any petition interest, fees or other amounts is allowable or allowed in such proceeding).

“2019 Term Loans” has the meaning provided in Section 2.1.2. For the avoidance of doubt, the term “2019 Term Loans” shall include, collectively, (i) all initial 2019 Term Loans advanced on or about the First Amendment Closing Date and (ii) all 2019 Delayed Draw Term Loans.

“Account Debtor” is defined in the Guaranty and Collateral Agreement.

“Account or Accounts” is defined in the UCC.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or a substantial portion of the assets of a Person, or of all or a substantial portion of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

“Administrative Agent” means HCP-FVA in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

“Affiliate” of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any executive officer, manager or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether through the ability to exercise voting power, by contract or otherwise, and “controlling” and “under common control with” shall have meanings correlative thereto. Unless expressly stated otherwise herein, neither Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party.

“Agents” shall mean the Administrative Agent and the Co-Agent, collectively.

“Agreed Interest Amount” is defined in Section 4.1.

“Agreement” is defined in the preamble of this Agreement.

“Aggregate 2019 Term Loan Commitments” means the aggregate of the 2019 Term Loan Commitments of all 2019 Term Lenders hereunder. As of the First Amendment Closing Date, the amount of the Aggregate 2019 Term Loan Commitments is $2,500,000.

“Applicable Margin” means 0.75%.

“Approved Fund” means (i) any Person (other than a natural person) engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit and that is advised, administered, or managed by a Lender, an Affiliate of a Lender (or an entity or an Affiliate of an entity that administers, advises or manages a Lender); (ii) with respect to any Lender that is an investment fund, any other investment fund that invests in loans and that is advised, administered or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor; and (iii) any third party which provides “warehouse financing” to a Person described in the preceding clause (i) or (ii) (and any Person described in said clause (i) or (ii) shall also be deemed an Approved Fund with respect to such third party providing such warehouse financing).

“Asset Disposition” means the sale, lease, assignment or other transfer for value (each, a “Disposition”) by any Loan Party to any Person (other than Borrower) of any asset or right of such Loan Party (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to any Loan Party) condemnation, confiscation, requisition, seizure or taking thereof) other than (a) the sale or lease of inventory in the ordinary course of business, (b) non-exclusive licenses of intellectual property of any Loan Party in the ordinary course of business (for the avoidance of doubt licenses to a direct competitor of the Loan Parties shall be deemed outside of the ordinary course of business), provided, that each such license in clause (b) does not materially impair the value of such intellectual property as collateral for the Obligations, and (c) other Dispositions in any Fiscal Year the Net Cash Proceeds of which do not in the aggregate exceed $25,000.

“Assignee” is defined in Section 15.6.1.

“Assignment Agreement” is defined in Section 15.6.1.

“Attorney Costs” means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses, each as actually incurred.

“Bank Product Agreements” means those certain agreements entered into from time to time with the written consent of the Administrative Agent between any Loan Party and HCP-FVA or its Affiliates in connection with any of the Bank Products, including without limitation, Hedging Agreements.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to HCP-FVA or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to Administrative Agent or HCP-FVA or its Affiliates as a result of Administrative Agent or HCP-FVA or its Affiliates purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

“Bank Products” means any service provided to, facility extended to, or transaction entered into with, any Loan Party by HCP-FVA or its Affiliates consisting of, (a) deposit accounts, (b) cash management services, including, controlled disbursement, lockbox, electronic funds transfers (including, book transfers, ~~fedwire~~Fedwire transfers, ACH transfers), online reporting and other services relating to accounts maintained with HCP-FVA or its Affiliates, (c) debit cards and credit cards, (d) Hedging Agreements or (e) so long as prior written notice thereof is provided by HCP-FVA (or its Affiliate) providing such service, facility or transaction and Administrative Agent consents in writing to its inclusion as a Bank Product, any other service provided to, facility extended to, or transaction entered into with, any Loan Party by HCP-FVA or its Affiliates.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

“Billing File” is that certain data report relating to the Borrower’s billing history, in the form provided by ESW Capital, LLC.

“Board” means the Board of Directors of Borrower.

“Borrower” is defined in the preamble of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York.

“Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Borrower and its Subsidiaries, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

“Cash Equivalent Investment” means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by Administrative Agent.

“CFC” means a “controlled foreign corporation” as defined in Section 957(a) of the Code.

“Change of Control” means that (A) the Borrower shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into another Subject Entity where the holders of a majority of the Borrower’s outstanding Common Stock immediately prior to the consolidation or merger do not continue to own at least 50.1% of the surviving corporation, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Borrower and its Subsidiaries, or (iii) make, or be subject to or have the Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50.1% of the outstanding shares of Common Stock, or (y) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50.1% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50.1% of the outstanding shares of Common Stock, or (y) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50.1% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock or effect a compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (vi) the execution by the Borrower or any Subsidiary of a definitive agreement directly or indirectly providing for any of the foregoing events, (B) any Subject Entity individually or the Subject Entities in the aggregate is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50.1% of the aggregate ordinary voting power of the Borrower’s Capital Securities (as determined on an as-converted to Common Stock basis), or (y) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Borrower sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Borrower to surrender their shares of Common Stock without approval of the stockholders of the Borrower, (C) Continuing Directors cease to constitute more than a majority of the members of the Board or (D) the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms hereof to the extent necessary to correct this definition or any portion hereof which may be defective or inconsistent with the intended treatment of such instrument or transaction.

“Churned MRR” means, for any period, the sum of the MRR loss (if any) from (x) Expiring Contracts during such period that (i) did not renew or (ii) renewed with or into a Renewed Contract having lower MRR than the corresponding Expiring Contract plus (y) Period Spanning Contracts that where terminated during such period.

“Closing Date” is defined in Section 12.1.

“Closing Date Loan & Backstop Warrants” is defined in the defined term “Loan & Backstop Warrants”.

“Co-Agent” means ESW Capital, LLC, in its capacity as the Co-Agent hereunder and any successor thereto in such capacity

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means “Collateral” (as defined in the Guaranty and Collateral Agreement) and any and all other property now or hereafter securing Obligations.

“Collateral Documents” means, collectively, the Guaranty and Collateral Agreement, each Mortgage, each Perfection Certificate, each control agreement and any other agreement or instrument pursuant to which Borrower, any Subsidiary or any other Person grants or purports to grant collateral to Administrative Agent for the benefit of the Lenders or otherwise relates to such collateral.

“Commitment Letter” is defined in the recitals of this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Common Stock” means the common stock, par value $0.001 per share, of Borrower.

“Compliance Certificate” means a Compliance Certificate in substantially the form of Exhibit B.

“Compliant Contract” means the recurring revenue software portion of a contract entered into by Borrower or another Loan Party with any of its customers, which as of any date in question (i) is duly executed, (ii) is in full force and effect, (iii) is related to the provision of services or software by Borrower or another Loan Party, (iv) arises in the ordinary course of business of Borrower or another Loan Party, and (v) complies with all of Borrower’s representations and warranties set forth in Section 9.28.

“Contingent Liability” means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Continuing Director” means (i) any individual who is a member of the Board on the Closing Date and (ii) any individual who is appointed to the Board or nominated for election to the Board by other Continuing Directors or by the holders of the Borrower’s outstanding Series A Preferred Stock in accordance with the terms of the Certificate of Designations for the Series A Preferred Stock.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its assets or property is bound.

“Controlled Group” means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person, (g) all Hedging Obligations of such Person, (h) all Contingent Liabilities of such Person, (i) all Debt of any partnership of which such Person is a general partner, (j) all non-compete payment obligations, earn-outs and similar obligations and (k) any Capital Securities or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise (but expressly excluding the Series A Preferred Stock of Borrower).

“Default” means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

“Deferred Revenue” means, deferred revenue determined in accordance with GAAP.

“Deferred Revenue Non-Current” means, as of any date of determination, Deferred Revenue which is recognized in greater than one (1) year from such date of determination, determined in accordance with GAAP.

“Deferred Revenue Report” means a Borrower prepared Deferred Revenue Report in the same form and substance as the report provided to the Administrative Agent prior to the Closing Date together with any other information reasonably requested from time to time by the Administrative Agent.

“Dollar” and the sign “$” mean lawful money of the United States of America.

“Earnings Report” means the statements of earnings for the Borrower and its Subsidiaries in form and substance acceptable to the Administrative Agent together with any other information reasonably requested from time to time by the Administrative Agent.

“Eligible Stockholders” mean those stockholders of Borrower (including holders of Series A Preferred Stock) as of the Original Loan Closing Date who are accredited investors (as that term is defined in the Securities Act).

“Environmental Claims” means all claims, however asserted, by any governmental, regulatory, or judicial authority or other Person alleging any potential liability or responsibility, contingent or otherwise (including for damages, losses, punitive damages, consequential damages, costs of environmental investigation and remediation, fines, penalties, indemnities or expenses) or other obligation, directly or indirectly resulting from or based upon (a) violation of or pursuant to any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f to 300j-26 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. § 2701 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and any other present or future federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions and common law relating to pollution, the protection of the environment, natural resources, human health or the release of any Hazardous Substances into the environment, including indoor and outdoor air, soil, groundwater, surface water, storm water, wetlands, sediment and discharges of wastewater to public treatment systems, all as may be amended or otherwise modified from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” means any of the events described in Section 13.1.

“Excess Customer Payment Amount” means, with respect to any amount paid to Borrower or any Subsidiary of Borrower under any service agreement, software license or other customer agreement for any period of time greater than 12-months, the portion of such amount attributable to the term of such agreement or license extending beyond 12 months; provided, that all amounts to be attributable to any period beyond 12 months shall be subject to review and approval by the Administrative Agent and the Required 2019 Term Lenders, not to be unreasonably withheld.

“Exchange Act” is defined in Section 9.4.

“Excluded Swap Obligation” means, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

“Excluded Taxes” means taxes based upon, or measured by, a Lender’s or Administrative Agent’s (or a branch of a Lender’s or Administrative Agent’s) overall net income, overall net receipts, or overall net profits (including franchise taxes imposed in lieu of such taxes), but only to the extent such taxes are imposed by a taxing authority (a) in a jurisdiction in which such Lender or Administrative Agent is organized, (b) in a jurisdiction in which a Lender’s or Administrative Agent’s principal office is located, or (c) in a jurisdiction in which such Lender’s or Administrative Agent’s lending office (or branch) in respect of which payments under this Agreement are made is located.

“Expense Cap” is defined in Section 15.5.

“Expiring Contract” means any recurring revenue software portion of a Compliant Contract that expires within a given period.

“Extension Fee” is defined in Section 6.4.

“Extension Request” means a written request substantially in the form of Exhibit G hereto, pursuant to which Borrower may request an extension of the 2019 Term Loan Maturity Date in accordance with Section 6.4.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Loan Party not in the ordinary course of business, including without limitation, amounts received in respect of indemnity obligations of a seller under any purchase or acquisition document, foreign, United States, state or local tax refunds or insurance proceeds.

“Facilities” means, at any time, the facilities or real properties owned, leased, managed or operated by any Loan Party and any of their respective Subsidiaries.

“Financing” means that certain proposed financing to Eligible Stockholders (which financing shall be conducted via a private placement) of Forty Million (40,000,000) Units (the “Units”) priced at approximately $0.364 per Unit for total offering proceeds of approximately Fourteen Million Five Hundred Seventy One Thousand Eight Hundred Fifty One Dollars ($14, 571,851) (the “Total Offering Proceeds”), which assumes a June 30, 2018 closing, with (i) Four Million Dollars ($4,000,000) of the Total Offering Proceeds being paid to Borrower from the purchasers of Units in exchange for the portion of the Units consisting of senior secured Debt and Financing Unit Warrants; and (ii) Ten Million Five Hundred Seventy One Thousand Eight Hundred Fifty One Dollars ($10,571,851) of the Total Offering Proceeds (or such greater amount to take into account accretion of the Series A Preferred Stock after June 30, 2018) being paid to HCP-FVA for a purchase of a portion of its shares of Series A Preferred Stock.

“Financing Unit Warrants” means, for each Unit purchased by a purchaser in the Financing, the issuance by Borrower of warrants to purchase 12.233 shares of Common Stock at a nominal consideration ($.00001), which Financing Unit Warrants shall have an exercise price of $0.001 per share, shall provide for “cashless exercise” and shall be in substantially the form attached hereto as Exhibit D.

“First Amendment” means that certain Amendment No. 1 to this Agreement, dated as of December 27, 2019.

“First Amendment Closing Date” means December 27, 2019.

“First Meeting” is defined in Section 10.12(b).

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year.

“FRB” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the SEC, which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Gross Churn Rate” means, as measured for any calendar month, the quotient, expressed as a percentage, of (i) Churned MRR for the 12-month period ending on the last day of such calendar month, divided by (ii) Renewal Base MRR for the same 12-month period.

“Guaranty and Collateral Agreement” means the Guaranty and Collateral Agreement dated as of the date hereof executed and delivered by the Loan Parties, together with any joinders thereto and any other guaranty and collateral agreement executed by a Loan Party, in each case in form and substance satisfactory to Administrative Agent.

“Hale Capital” is defined in the recitals of this Agreement.

“Hazardous Substances” means all explosive or radioactive substances, materials or waste and all hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law.

“HCP Commitment” is defined in the recitals.

“HCP-FVA” is defined in the preamble of this Agreement.

“HCP-FVA Financing Unit Warrants” is defined in the recitals.

“Hedging Agreement” means any bank underwritten cash and/or derivative financial instrument including, but not limited to, any interest rate, currency or commodity swap agreement, cap agreement, collar agreement, spot foreign exchange, forward foreign exchange, foreign exchange option (or series of options) and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any Hedging Agreement.

“Increased Amount Date” is defined in Section 2.2.1.

“Incremental Loan” is defined in Section 2.2.1.

“Indemnified Liabilities” is defined in Section 15.17.

“In-Force ACV Growth Rate” means the quotient, expressed as a percentage, of (i) the In-Force Annual Contract Value for the most recently completed calendar month, divided by (ii) the In-Force Annual Contract Value for the corresponding calendar month occurring one year prior to such calendar month.

“In-Force Annual Contract Value” means, as measured for any calendar month, the product of (i) MRR for such calendar month from Compliant Contracts that are not cancelled (even as to future periods), multiplied by (ii) the number twelve (12).

“Initial Loan & Backstop Warrants” is defined in the defined term “Loan & Backstop Warrants”.

“Initial Term Lender” means each Lender that has an Initial Term Loan Commitment and has agreed to make Initial Term Loans under this Agreement.

“Initial Term Loan Commitment” means, as to any Lender, such Lender’s commitment to make Initial Term Loans under this Agreement. The amount of each Lender’s Initial Term Loan Commitment is set forth on Annex A or in the Assignment Agreement or Joinder Agreement, as the case may be, pursuant to which such Lender became a party hereto. The aggregate amount of the Initial Term Loan Commitments of all Lenders on the Closing Date was $3,000,000.

“Initial Term Loans” is defined in Section 2.1.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law (including any such law of the United States, any state or territory thereof, and/or any jurisdiction outside of the United States), including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Inventory” is defined in the Guaranty and Collateral Agreement.

“Investment” means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

“Joinder Agreement” means an agreement substantially in the form of Exhibit F.

“Lender” is defined in the preamble of this Agreement. For the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term “Lender” shall include Affiliates of a Lender providing a Bank Product.

“Lender Expenses” is defined in Section 15.5.

“Lender Party” is defined in Section 15.17.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Liquidity” means an aggregate amount of cash and cash equivalents (excluding retirement accounts and personal and corporate lines of credit), each as reasonably determined by the Administrative Agent, held in one or more deposit accounts or securities accounts located in the United States and subject to a control agreement and a first-priority perfected Lien in favor of the Administrative Agent, on behalf of the Lenders.

“Liquidity Covenant” is defined in Section 11.13.3.

“Loan Documents” means this Agreement, the Term Notes, each Perfection Certificate, the Collateral Documents, and all documents, instruments and agreements delivered in connection with the foregoing.

“Loan Party” means each Borrower and each domestic Subsidiary.

“Loan & Backstop Warrants” means the warrants issued by Borrower to HCP-FVA (i) on the Original Closing Date to purchase 13,859,128 shares of Common Stock at an exercise price of $0.001 per share (the “Initial Loan & Backstop Warrants”), and (ii) on the Closing Date to purchase 41,577,382 shares of Common Stock (the “Closing Date Loan & Backstop Warrants”) at an exercise price of $0.001 per share, in each case, in consideration for Hale Capital providing the HCP Commitment and HCP-FVA making the Term Loans to Borrower, which Loan & Backstop Warrants shall be in the form of Exhibit E attached hereto.

“Margin Stock” means any “margin stock” as defined in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business, or properties of Borrower or the Borrower and its Subsidiaries taken as a whole, (b) Borrower’s ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Administrative Agent’s Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Administrative Agent’s and each Lender’s rights and remedies as provided by this Agreement and the other Loan Documents.

“Mortgage” means a mortgage, deed of trust, leasehold mortgage or similar instrument granting Administrative Agent a Lien on real property of any Loan Party.

“MRR” means the Loan Parties’ consolidated monthly recurring revenues derived from Compliant Contracts (equal to one-twelfth of the annualized contract value for the recurring software portion of such contract), inclusive of usage fees, if applicable. For the avoidance of doubt, with respect to any Renewed Contract, the MRR for such Renewed Contract shall be computed as if the renewal thereof occurred contemporaneously with the expiration of the Expiring Contract.

“Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Borrower or any other member of the Controlled Group may have any liability.

“Net Cash Proceeds” means:

(a)               with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Term Loans);

(b)               with respect to any issuance of Capital Securities or receipt of a capital contribution, the aggregate cash proceeds received by any Loan Party pursuant to such issuance or contribution, net of the direct costs relating to such issuance or contribution (including sales and underwriters’ commissions); and

(c)               with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters’ and placement fees).

“Net Retention Rate” means, as measured for any calendar month, the quotient, expressed as a percentage, of (a) the Renewed MRR for the 12-month period ending on the last day of such calendar month, divided by (b) the Renewal Base MRR for the same 12-month period.

“New Lender” is defined in Section 2.2.3.

“Non-Consenting Lender” is defined in Section 15.1.

“Non-U.S. Participant” is defined in Section 7.6(d).

“Obligations” means and include any and all loans, advances, debts, liabilities, obligations (including Attorney Costs and any reimbursement obligations of each Loan Party in respect of surety bonds, all Hedging Obligations permitted hereunder which are owed to any Lender (or its Affiliates) or Administrative Agent, and all other Bank Product Obligations), covenants and duties owing by any Loan Party, or any Subsidiary of any Loan Party Lenders or Administrative Agent (or to any other direct or indirect subsidiary or affiliate of any Lender or Administrative Agent) of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Loan Party and any indemnification obligations payable by any Loan Party, whether or not a claim for post-filing or post-petition interest, fees or other commencement of any insolvency, reorganization or like proceeding relating to any Loan Party arising or payable after maturity, or after the filing of any petition interest, fees or other amounts is allowable or allowed in such proceeding), whether or not for the payment of money, whether arising by reason of an extension of credit, loan, or in any other manner, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including but not limited to, (i) this Agreement, the Loan Documents and any amendments, extensions, renewals or increases thereto, including all costs and expenses of Administrative Agent, and any Lender incurred in the documentation, negotiations, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Borrower to Administrative Agent, or Lenders to perform acts or refrain from taking any action, (ii) all Hedging Obligations and (iii) all Bank Product Obligations. Notwithstanding the foregoing, “Obligations” shall not include any Excluded Swap Obligations.

“OFAC” is defined in Section 9.25.

“Operating Lease” means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.

“Original Closing Date” means November 17, 2017.

“Original Loan” is defined in the recitals of this Agreement.

“Original Loan Agreement” is defined in the recitals of this Agreement.

“Organizational Documents” means, with respect to any Person, any charter, memorandum, articles or certificate of incorporation or association, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, incorporation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Participant” is defined in Section 15.6.2.

“Patriot Act” is defined in Section 15.16.

“Payment Office” means the office of Administrative Agent located at 17 State Street, Suite 3230, New York, NY 10004 or such other office as Administrative Agent may hereafter designate in writing to the Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Perfection Certificate” means a perfection certificate executed and delivered to Administrative Agent by a Loan Party, in form and substance satisfactory to Administrative Agent.

“Period Spanning Contract” means, for any period, a Compliant Contract that is active without any lapse in the term of such Compliant Contract, both prior to and after the period in question. For the avoidance of doubt, any Expiring Contract, Renewed Contract, and/or Upsell Contract cannot be a Period Spanning Contract.

“Permitted Lien” means a Lien expressly permitted hereunder pursuant to Section 11.2.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Prepayment Fee” is defined in Section 5.1.

“Prime Rate” means, for any day, the rate of interest in effect for such day equal to the prime rate in the United States as reported from time to time in The Wall Street Journal or any successor publication, provided that if neither The Wall Street Journal nor any successor publication is published, the “Prime Rate” shall mean any publication of bank or other lending institution prevailing rates of interest charged to most favored customers as reasonably selected by Administrative Agent. Any change in such rate of interest shall take effect at the opening of business on the day of such change. In the event The Wall Street Journal or any successor publication (or, if neither The Wall Street Journal nor any successor publication is published, such other authoritative source as determined in accordance herewith) publishes a range of “prime rates”, the Prime Rate shall be the highest of the “prime rates”.

“Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (i) the principal amount of such Lender’s Term Loan by (ii) the principal amount of all Term Loans of all Lenders; provided, however, that with respect to any 2019 Term Lender and the 2019 Term Loans, “Pro Rata Share” means the percentage obtained by dividing (a) the amount of such 2019 Term Lender’s 2019 Term Loan Commitment by (b) the Aggregate 2019 Term Loan Commitments.

“Real Estate Documents” means, with respect to any real property owned by Borrower or any other Loan Party, all of the following (as specified in writing by Administrative Agent in its sole discretion): (a) a duly executed Mortgage providing for a first priority perfected Lien, in favor of Administrative Agent, in all right, title and interest of Borrower or such Subsidiary in such real property; (b) an ALTA Loan Title Insurance Policy, issued by an insurer acceptable to Administrative Agent, insuring Administrative Agent’s first priority Lien on such real property and containing such endorsements as Administrative Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be acceptable to Administrative Agent); (c) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above; (d) original or certified copies of all insurance policies required to be maintained with respect to such real property by this Agreement, the applicable Mortgage or any other Loan Document; (e) a survey certified to Administrative Agent meeting such standards as Administrative Agent may reasonably establish and otherwise reasonably satisfactory to Administrative Agent; (f) a flood insurance policy concerning such real property, if required by the Flood Disaster Protection Act of 1973; and (g) an appraisal, prepared by an independent appraiser acceptable to Administrative Agent, of such parcel of real property or interest in real property, which appraisal shall satisfy the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, if applicable, and shall evidence compliance with the supervisory loan-to-value limits set forth in the Federal Deposit Insurance Corporation Improvement Act of 1991, if applicable.

“Register” is defined in Section 15.7.

“Regulation D” means Regulation D of the FRB.

“Regulation U” means Regulation U of the FRB.

“Renewal Base MRR” means, for any period, the sum of the Loan Parties’ MRR from (i) Expiring Contracts for such period and (ii) Period Spanning Contracts for such period.

“Renewed Contract” means any Expiring Contract that has been renewed, or for which a renewal has occurred, no later than three (3) months after the expiration of such Expiring Contract.

“Renewed MRR” means, for any period, the sum of the Loan Parties’ MRR from (i) Renewed Contracts during such period, (ii) Upsell Contracts initiated or commenced during such period and (iii) Period Spanning Contracts for such period.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

“Required 2019 Term Lenders” means, at any time, both of ESW Capital, LLC and HCP-FVA, LLC, and their respective successors and assigns.

“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares exceed 50% (and which must include HCP-FVA and, until the 2019 Term Loan Obligations are paid in full, ESW Capital, LLC).

“Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.001 per share, of Borrower.

“SEC” means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

“SEC Documents” is defined in Section 9.4.

“Securities Act” is defined in Section 9.4.

“Senior Officer” means, with respect to any Loan Party, any of the president, the chief executive officer, the chief financial officer or the treasurer of such Loan Party.

“Significant Contract” means any written contract, agreement, instrument, permit, lease or license of any Loan Party or any Subsidiary of any Loan Party, which is material to any such party’s business and which the termination of or the failure to comply with could reasonably be expected to result in a Material Adverse Effect.

“Software” means all software, which is comprised of computer programs and certain related technical information and documentation, together with any updates, upgrades, error corrections, bug fixes, other modifications thereto and new versions thereof, which is proprietary to Borrower and which Borrower licenses to customers in the ordinary course of its business.

“Stockholder Approval” is defined in Section 10.12(a).

“Subject Entity” means any Person, Persons or “group” (as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder) or any Affiliate or associate of any such Person, Persons or group.

“Subordinated Debt” means any Debt incurred by Borrower and approved by the Administrative Agent and the Required 2019 Term Lenders that is (a) unsecured (unless the Administrative Agent and the Required 2019 Term Lenders agree, in their sole discretion, to permit certain amounts of Subordinated Debt to be secured by certain assets), (b) subordinated in writing to the Obligations owing by Borrower to the Lenders pursuant to a written subordination agreement or other subordination terms reasonably acceptable to Administrative Agent and the Required 2019 Term Lenders (and identified as being such by Borrower and Administrative Agent), (c) does not and shall not require cash payments of any kind (with respect to principal, interest, expenses or otherwise) in respect of such Debt, and (d) shall not mature or become due prior to the 2019 Term Loan Maturity Date.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower.

“Swap Obligation” means any Hedging Obligation that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time.

“Taxes” means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding Excluded Taxes.

“Term Loan” means the Initial Term Loans, the 2019 Term Loans, and the Incremental Loans (if any).

“Term Loan Commitment” means, as to any Lender, such Lender’s commitment to make Term Loans under this Agreement, and includes the Initial Term Loan Commitment and the 2019 Term Loan Commitment of each Lender hereunder. The amount of each Lender’s Term Loan Commitment is set forth on Annex A or in the Assignment Agreement or Joinder Agreement, as the case may be, pursuant to which such Lender became a party hereto. ~~The aggregate amount of the Term Loan Commitments of all Lenders on the Closing Date is $3,000,000.~~

“Term Loan Maturity Date” means the earlier of (a) June 30, 2021, or (b) the Termination Date.

“Term Note” means a promissory note issued to each Lender substantially in the form of Exhibit A, and including any amended and restated promissory note to be issued in connection with the First Amendment.

“Termination Date” means ~~the earlier to occur of (a) June 30, 2021, or (b)~~ the date on which the maturity of the Obligations is accelerated (or deemed accelerated).

“Termination Event” means, with respect to a Pension Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of Borrower or any other member of the Controlled Group from such Pension Plan during a plan year in which Borrower or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.

“Total Offering Proceeds” is defined in the defined term “Financing”.

“Total Plan Liability” means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

“UCC” is defined in the Guaranty and Collateral Agreement.

“Unfunded Liability” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

“Units” is defined in the defined term “Financing”.

“Upsell Contract” means, at any date, the recurring revenue software portion of a new Compliant Contract that has been entered into with a customer of the Loan Parties that has been a customer for at least the previous 12 months.

“Variance Report” is defined in Section 10.1.2.

“Weekly Budget” is defined in Section 12.1.17.

“Wholly-Owned Subsidiary” means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors’ qualifying Capital Securities) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person. Unless the context otherwise requires, each reference to Wholly-Owned Subsidiaries shall be a reference to Wholly-Owned Subsidiaries of Borrower.

“Withholding Certificate” is defined in Section 7.6(d).

1.2       Other Interpretive Provisions.

(a)              The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)              Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)              The term “including” is not limiting and means “including without limitation.”

(d)              In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e)              The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this agreement.

(f)              As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, and numbers denoting amounts that are set off in brackets are negative. The term “continuing” in the context of an Event of Default means that the Event of Default has not been remedied (if capable of being remedied) or waived.

(g)            Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation and (iii) a reference to any Person includes that Person’s successors and, to the extent permitted hereunder and in accordance herewith, assigns.

(h)             This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

(i)              This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Administrative Agent, Borrower, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against Administrative Agent or the Lenders merely because of Administrative Agent’s or Lenders’ involvement in their preparation.

SECTION 2 TERM LOAN COMMITMENTS OF THE LENDERS.

2.1       Term Loan Commitments and Term Loans.

2.1.1 Initial Term Loans. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make a term loan to Borrower on the Closing Date (each such loan, an “Initial Term Loan”) in such Lender’s Pro Rata Share of the aggregate amount of the Initial Term Loan Commitments of all Lenders. The Initial Term Loan Commitments of the Lenders shall expire concurrently with the making of the Term Loans on the Closing Date. Amounts repaid or prepaid with respect to Initial Term Loans may not be re-borrowed. The Initial Term Loan Commitment of HCP-FVA, as a Lender, as of the Closing Date in the amount of $3,000,000 includes the principal amount of the Original Loan, and the promissory note evidencing the principal amount of the Original Loan shall be returned to Borrower upon issuance to HCP-FVA of a Term Note evidencing the Initial Term Loan in the principal amount of $3,000,000.

2.1.2 2019 Term Loans. On and subject to the terms and conditions of this Agreement and the First Amendment, each of the 2019 Term Lenders, severally and for itself alone, agrees to make additional term loans (each, a “2019 Term Loan”, and collectively, the “2019 Term Loans”) to Borrower as follows:

(a)       On the First Amendment Closing Date, each 2019 Term Lender agrees to make a new 2019 Term Loan to Borrower, in a single advance, in an amount equal to such Lender’s Pro Rata Share of $1,000,000, so that all initial 2019 Term Loans funded on such date will equal $1,000,000 in aggregate.

(b)       During the 2019 Delayed Draw Commitment Period, each 2019 Term Lender agrees to make a new 2019 Term Loan to Borrower (each such loan, a “2019 Delayed Draw Term Loan”), in a single advance, and in an amount equal to such Lender’s Pro Rata Share of up to $1,500,000. During the 2019 Delayed Draw Commitment Period, Borrower may request one advance of such additional 2019 Delayed Draw Term Loans in an aggregate amount not to exceed $1,500,000. Borrower may not request or borrow, and the 2019 Term Lenders will have no obligation to make or fund, any 2019 Delayed Draw Term Loans unless the Borrower shall have satisfied all of the following terms and conditions, in addition to the conditions set forth in Section 12.2, and the 2019 Term Loans have not been extended pursuant to Section 6.4:

(i)              Borrower shall have provided a certificate to the Agents (in form and substance reasonably acceptable to them) demonstrating that, as of the last day of the most recently ended calendar month, that (x) Borrower has achieved an In-Force ACV Growth Rate of at least 125.0% and (y) Borrower has achieved a Net Retention Rate of at least 90.0%;

(ii)             No Default or Event of Default shall have occurred and be continuing; and

(iii)            The 2019 Term Loan Maturity Date shall not have been extended pursuant to Section 6.4 or otherwise hereunder.

(c)       The 2019 Term Loan Commitment of each 2019 Term Lender shall expire concurrently with the making of each 2019 Term Loan, and in any event $1,000,000 of the Aggregate 2019 Term Loan Commitments will expire concurrently with the making of the initial 2019 Term Loans on the First Amendment Closing Date.

(d)        The aggregate outstanding principal amount of 2019 Term Loans shall not exceed the Aggregate 2019 Term Loan Commitments at any time. Amounts repaid or prepaid with respect to the 2019 Term Loans may not be re-borrowed.

2.2       Incremental Loans.

2.2.1 The Borrower shall use its commercially reasonable efforts to consummate the Financing with Eligible Stockholders in a manner consistent with Section 10.13 hereof and Schedule 10.13 hereto. The Borrower may at any time or from time to time after the Closing Date and on or prior to September 22, 2018, by written notice delivered to the Administrative Agent, elect to request the establishment of one or more new term loans (the “Incremental Loans”) in connection with (and as part of) the consummation of the Financing with Eligible Stockholders in accordance with Section 10.13 and Schedule 10.13 hereto, in an aggregate amount for all such Incremental Loans not to exceed $1,000,000. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the Incremental Loans shall be effective; provided that any Lender offered or approached to provide all or a portion of any Incremental Loans may elect or decline, in its sole discretion, to provide such Incremental Loans. For the avoidance of doubt, any Eligible Stockholder purchasing Incremental Loans in connection with the Financing shall also be required to purchase a portion of HCP-FVA’s Series A Preferred Stock in connection with the Financing.

2.2.2 Such Incremental Loans shall become effective as of such Increased Amount Date; provided that (i) the conditions set forth in Section 12.2 were satisfied or waived on such Increased Amount Date before or after giving effect to such Incremental Loans; (ii) the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 11.13; (iii)   the proceeds of any Incremental Loans shall be used as permitted pursuant to Section 10.6; (iv)   the Incremental Loans shall share ratably in the Collateral and shall benefit ratably from the guarantees under the Guaranty and Collateral Agreement; (v) the Incremental Loans shall share no greater than ratably in any mandatory prepayments of the existing Term Loans; (vi) the Incremental Loans shall mature on the Term Loan Maturity Date; (vii) the Incremental Loans shall be subject to the same terms and conditions as the Initial Term Loans, including with respect to interest rate, except as the relevant Joinder Agreement otherwise provides, provided that all terms and documentation with respect to any Incremental Loans which differ from those with respect to the Initial Term Loans shall be reasonably satisfactory to the Administrative Agent; (viii) such Incremental Loans shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and one or more New Lenders; and (ix) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction, including any supplements or amendments to the Collateral Documents providing for such Incremental Loans to be secured thereby.

2.2.3 On any Increased Amount Date on which any Incremental Loans become effective, subject to the foregoing terms and conditions, each lender with an Incremental Loan (each, a “New Lender”) shall become a Lender hereunder with respect to such Incremental Loan.

2.2.4 The terms and provisions of the Incremental Loans shall be, except as otherwise set forth in the relevant Joinder Agreement, identical to those of the applicable Term Loans and for purposes of this Agreement, any Incremental Loans, when funded, shall be deemed to be Term Loans. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.2.

SECTION 3 EVIDENCING OF TERM LOANS.

3.1       Term Notes. At a Lender’s request, the Term Loans of such Lender shall be evidenced by a Term Note, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the principal amount of such Lender’s Term Loans; provided, that the Initial Term Loans shall be evidenced by a Term Note as set forth in Section 2.1.

3.2       Recordkeeping. Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Term Loan made by each Lender, each repayment or conversion thereof. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Term Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of Borrower hereunder or under any Term Note to repay the principal amount of the Term Loans hereunder, together with all interest accruing thereon.

3.3       Allocation of Purchase Price. The Borrower, Administrative Agent and Lenders acknowledge that under the regulations of the United States Department of Treasury, the issuance of the Term Notes and the Financing Unit Warrants for an aggregate, combined purchase price will require the purchase price to be allocated between the Term Notes and the Financing Unit Warrants based on their relative fair market values, which shall be based on the post-money enterprise value of Borrower set forth in the term sheet for the proposed Financing (including the related values of the Indebtedness represented by the Notes and the Common Stock on a post-Financing basis). None of the Administrative Agent, the Borrower or Lenders will take any position for United States federal income tax purposes that is inconsistent with the provisions of this Section 3.3. The allocation of the purchase price between the Term Notes and the Financing Unit Warrants does not modify, reduce or abrogate, in any manner, the Borrower’s obligations under the Term Notes and the Financing Unit Warrants.

SECTION 4 INTEREST.

4.1       Interest Rates. ~~Borrower agrees to pay interest on the~~

4.1.1 Initial Term Loans. Borrower agrees to pay interest on the unpaid principal amount of the Initial Term Loans, for the period commencing on the Closing Date until such Initial Term Loans are paid in full, at a rate per annum equal to the sum of the Prime Rate from time to time in effect plus the Applicable Margin; provided that at any time an Event of Default exists, the interest rate applicable to the Term Loans shall be increased by 5%; provided further that such increase may thereafter be rescinded by the Administrative Agent and Required Lenders, notwithstanding Section 15.1.

4.1.2 The 2019 Term Loans. Borrower agrees to pay interest on the principal amount of the 2019 Term Loans in a fixed amount of interest equal to 15% of the principal amount of 2019 Term Loans advanced hereunder (such amount, the “Agreed Interest Amount”), which shall be earned in full upon the funding of any portion of the 2019 Term Loans; provided that at any time an Event of Default exists, the Borrower shall also pay interest ~~rate applicable to~~ on the 2019 Term Loans ~~shall be increased by~~ and the Agreed Interest Amount, combined, at a rate per annum equal to 5%; provided further that such increase additional 5% interest may thereafter be rescinded by the Administrative Agent and Required 2019 Term Lenders, notwithstanding Section 15.1. or other provisions of this Agreement. In the event of any prepayment or repayment in full of the 2019 Term Loans prior to the 2019 Term Loan Maturity Date, or in the event that any of the 2019 Term Loans otherwise become due and payable in full prior to the 2019 Term Loan Maturity Date, including any acceleration of the 2019 Term Loans as a result of the occurrence of an Event of Default, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the 2019 Term Lenders or profits lost by the 2019 Term Lenders as a result of such event, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the 2019 Term Lenders, Borrower agrees to and will pay to the 2019 Term Lenders, in cash, as liquidated damages, the Agreed Interest Amount in addition to all other amounts due and payable under this Agreement.

4.1.3 In no event shall interest payable by Borrower to any Lender hereunder exceed the maximum rate permitted under applicable law, and if any such provision of this Agreement is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law.

4.2       Interest Payment Dates.

4.2.1 Accrued interest on each Initial Term Loan shall be payable in arrears on the first day of each calendar month, upon a prepayment of such Initial Term Loan and on the Term Loan Maturity Date. All such interest shall be paid in cash. Notwithstanding anything contained herein to the contrary, after maturity, and at any time an Event of Default exists, all accrued interest on all Term Loans shall be payable in cash on demand.

4.2.2 The Agreed Interest Amount, representing the accrued interest on each 2019 Term Loan, shall be due and payable in full on the 2019 Term Loan Maturity Date, and on the date of any prepayment in full of the 2019 Term Loan, whether such prepayment is voluntary (pursuant to Section 6.1.1) or mandatory (pursuant to Section 6.1.2).

4.3       Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days per calendar year. The applicable interest rate for the Term Loan shall change simultaneously with each change in the Prime Rate.

SECTION 5 FEES.

5.1       Prepayment Fee for Initial Term Loans. Borrower agrees that if the Initial Term Loan is prepaid at any time, in whole or in part, for any reason (whether by voluntary prepayment by Borrower, by mandatory prepayment by Borrower pursuant to Section 6.1.2, by reason of the occurrence of an Event of Default or the acceleration of the Term Loans, including upon the occurrence of an ~~insolvency proceeding~~ Insolvency Proceeding of any Loan Party, or otherwise), or if the Initial Term Loans shall become accelerated and due and payable in full, Borrower shall pay to Administrative Agent, for the account of the Initial Term Lenders in accordance with their Pro Rata Share, as compensation for the costs of Administrative Agent and Initial Term Lenders making funds available to Borrower under this Agreement, a prepayment fee (each, a “Prepayment Fee”) calculated in accordance with this Section 5.1. Each Prepayment Fee shall be equal to an amount determined by multiplying the principal amount prepaid by five percent (5%). For the avoidance of doubt, the parties agree that there shall be no prepayment fee due or owed in connection with the prepayment at any time, in whole or in part, for any reason, of the 2019 Term Loans.

5.2       ESW Capital Fees. Borrower agrees to pay to ESW Capital, LLC, for its own account, a certain fee as provided in a fee letter between ESW Capital, LLC and Borrower, dated as of the First Amendment Closing Date.

SECTION 6 PREPAYMENTS; REPAYMENT.

6.1       Prepayments.

6.1.1 Voluntary Prepayments. Borrower may from time to time prepay the Term Loans in whole or in part; provided that Borrower shall give Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 10:00 A.M., New York time, three (3) Business Days prior to the day of such prepayment of any Term Loan (which shall be a Business Day), specifying the date and amount of prepayment. Any such prepayment shall be made together with interest accrued thereon to and including the date of prepayment and be in an amount equal to $500,000 or a higher integral multiple of $100,000; provided, that in the event of a prepayment in full of the 2019 Term Loans, such prepayment shall be made together with payment of the Agreed Interest Amount.

6.1.2 Mandatory Prepayments.

(a)       Borrower shall make a prepayment of the Term Loans (including, for the avoidance of doubt, the 2019 Term Loans) upon the occurrence of any of the following at the following times and in the following amounts, unless the Required Lenders consent to the action triggering Borrower’s prepayment obligation and waive any prepayment obligation in connection with the taking of any such action:

(i)              concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% (or such lesser amount as is required to indefeasibly pay in cash in full the Obligations) of such Net Cash Proceeds;

(ii)             concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of Capital Securities of any Loan Party or from any capital contribution (excluding (x) any issuance by Borrower of Common Stock to an employee, consultant or director pursuant to any equity compensation plan, benefit plan or compensation program, (y) any issuance by Borrower of the Financing Unit Warrants in connection with the consummation of the Financing in accordance with Section 10.13 and Schedule 10.13 hereto and the Common Stock issuable upon exercise thereof and (z) any issuance by a Subsidiary to Borrower or another Subsidiary), in an amount equal to 100% (or such lesser amount as is required to indefeasibly pay in cash in full the Obligations) of such Net Cash Proceeds;

(iii)            concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of any Debt of any Loan Party (excluding Debt permitted by Section 11.1 and Debt consisting of an Incremental Loan in accordance with Section 2.2), in an amount equal to 100% (or such lesser amount as is required to indefeasibly pay in cash in full the Obligations) of such Net Cash Proceeds;

(iv)             concurrently with the receipt by any Loan Party of any Extraordinary Receipts, in an amount equal to 100% (or such lesser amount as is required to indefeasibly pay in cash in full the Obligations) of such Extraordinary Receipts to the extent the amount of such Extraordinary Receipts are not reinvested in the business of the Loan Parties and their Subsidiaries within thirty (30) days following receipt thereof;

(v)               following Borrower’s receipt of any Excess Customer Payment Amount, but not later than the third Business Day of the calendar month following such receipt, Borrower will prepay the 2019 Term Loans in an amount equal to 100% of such Excess Customer Payment Amount; provided that, for the avoidance of doubt, the prepayment required under this clause (v) shall terminate and cease to be effective after the 2019 Term Loans, the Agreed Interest Amount and all other accrued interest thereon are paid in full; and

(vi)             ~~(v)~~ concurrently with the occurrence of any Change of Control, in an amount equal to 100% of the outstanding principal balance of the Term Loans, together with all other Obligations outstanding.

(b) Any such prepayment pursuant to Section 6.1.2(a) shall be made together with accrued but unpaid interest thereon to and including the date of prepayment. Any prepayment in full of the 2019 Term Loans shall be made together with payment of the Agreed Interest Amount.

6.2       Manner and Application of Prepayments.

6.2.1 All payments or prepayments of or with respect to the Term Loans, including any voluntary prepayments under Section 6.1.1 or mandatory prepayments under Section 6.1.2, shall be applied (i) first, ~~to~~ in accordance with Section 6.2.2, to the 2019 Term Loans, the Agreed Interest Amount, all other accrued and unpaid interest thereon, and all fees and expenses payable with respect to the ~~Agent~~2019 Term Loans, until all such amounts shall have been paid in full, and (ii) second, in accordance with Section 6.2.3, to the Initial Term Loans, all accrued and unpaid interest thereon, and all fees and expenses payable with respect to the Initial Term Loans, until such amounts shall have been paid in full.

6.2.2 All prepayments of the 2019 Term Loans shall be applied (i)first, to fees and expenses payable in respect of the 2019 Term Loans hereunder, (ii) second, to all other fees and expenses payable hereunder, (iii) third, to the Agreed Interest Amount and then to any other amounts of accrued but unpaid interest on or with respect to the 2019 Term Loans, and (iv) finally, applied pro rata among the 2019 Term Loans according to the principal amounts thereof.

6.2.3 All prepayments of the Initial Term Loans shall be applied (i)first, to fees and expenses payable to the Administrative Agent hereunder, (ii) second, to all other fees and expenses payable hereunder, (iii) third, to payment of the Prepayment Fee if applicable (with respect to the Initial Term Loans), (iv) fourth, to accrued but unpaid interest, and (v) finally, applied pro rata among the Initial Term Loans according to the principal amounts thereof.

6.3       Repayment. (a) Unless sooner paid in full, the outstanding principal balance of the Term Loans (including any 2019 Term Loans not already paid) together with all accrued but unpaid interest (including the Agreed Interest Amount) and all other Obligations outstanding, shall be paid in full on the Term Loan Maturity Date.

(b) Unless sooner paid in full, the outstanding principal balance of the 2019 Term Loans, together with the Agreed Interest Amount and any other accrued but unpaid interest, and any other amounts due on or with respect to the 2019 Term Loans, shall be paid in full on the 2019 Term Loan Maturity Date.

6.4       Extension of 2019 Term Loan Maturity Date. Upon payment of an extension fee (the “Extension Fee”) as set forth in this Section 6.4, Borrower may make a one-time election to extend the 2019 Term Loan Maturity Date to a Business Day that is: (a) three (3) months after the 2019 Term Loan Maturity Date, upon payment of an Extension Fee equal to 6.0% of all 2019 Term Loans and the Agreed Interest Amount then outstanding; (b) six (6) months after the 2019 Term Loan Maturity Date, upon payment of an Extension Fee equal to 12.0% of all 2019 Term Loans and the Agreed Interest Amount then outstanding; or (c) nine (9) months after the 2019 Term Loan Maturity Date, upon payment of an Extension Fee equal to 16.0% of all 2019 Term Loans and the Agreed Interest Amount then outstanding, in each case subject to satisfaction of the following terms and conditions precedent:

6.4.1 Borrower shall have delivered notice in the form of an Extension Request to the Administrative Agent (for prompt delivery to each of the 2019 Term Lenders), on a Business Day which is at least fifteen (15) calendar days prior to the 2019 Term Loan Maturity Date;

6.4.2 No 2019 Delayed Draw Term Loan shall have been advanced under this Agreement;

6.4.3 No Default or Event of Default shall have occurred and be continuing on the date on which such Extension Request notice is delivered or on the 2019 Term Loan Maturity Date;

6.4.4 At the time of delivering such Extension Request, (i) Borrower shall be in actual compliance (as of the most recently completed calendar month) and pro forma compliance as of the date of such Extension Request) with the financial covenants set forth in Sections 11.13.2 and 11.13.3, and shall provide to Lender a pro forma Liquidity report projecting its compliance with Sections 11.13.2 and 11.13.3 for each day through the new 2019 Term Loan Maturity Date after giving effect to such extension, if any, and (ii) Borrower shall deliver, in form and substance reasonably acceptable to Administrative Agent and ESW Capital, LLC, certification of its compliance with the financial covenants set forth in Section 11.13.2 and 11.13.3 for each of the most recently completed six calendar months.

6.4.5 The representations and warranties contained in Section 9 and in each other Loan Document shall be true and correct in all respects on and as of the date on which such notice is given and on the 2019 Term Loan Maturity Date, except to the extent that such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date;

6.4.6 The new 2019 Term Loan Maturity Date, as extended, shall be a date not later than the earlier of (i) the date that is eighteen months following the First Amendment Closing Date and (ii) forty-five (45) days prior to the first date on which any Subordinated Debt matures; and

6.4.7 The Borrower shall have paid to the Administrative Agent (for the account of the 2019 Term Lenders) the applicable Extension Fee, as set forth above, and any other fees and expenses then due and payable on or prior to the then-effective 2019 Term Loan Maturity Date to the 2019 Term Lenders.

The Administrative Agent will promptly deliver written confirmation of any such extension of the 2019 Term Loan Maturity Date to Borrower and each of the 2019 Term Lenders.

SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

7.1       Making of Payments. All payments of principal or interest on the Term Note(s), and of all fees, shall be made by Borrower to Administrative Agent in immediately available funds at the Payment Office not later than noon, New York time, on the date due; and funds received after that hour shall be deemed to have been received by Administrative Agent on the following Business Day. Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by Administrative Agent for the account of such Lender. All payments under Section 8.1 shall be made by Borrower directly to the Lender entitled thereto without setoff, counterclaim or other defense.

7.2       Application of Certain Payments. So long as no Default or Event of Default has occurred and is continuing, voluntary and mandatory prepayments shall be applied as set forth in Section 6.2. After the occurrence and during the continuance of a Default or an Event of Default, all amounts collected or received by Administrative Agent or any Lender as proceeds from the sale of, or other realization upon, all or any part of the Collateral shall be applied as set forth in the Guaranty and Collateral Agreement.

7.3       Due Date Extension. If any payment of principal or interest with respect to the Term Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

7.4       Setoff. Borrower, for itself and each other Loan Party, agrees that Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, Borrower, for itself and each other Loan Party, agrees that at any time any Event of Default exists, Administrative Agent and each Lender may apply to the payment of any Obligations of Borrower and each other Loan Party hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of Borrower and each other Loan Party then or thereafter with Administrative Agent or such Lender.

7.5       Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise), on account of principal of or interest on any Term Loan (but excluding any payment pursuant to Sections 8 or 15.6) or (b) other recoveries obtained by all Lenders on account of principal of and interest on the Term Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Term Loans held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

7.6       Taxes.

(a)               All payments made by Borrower hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Person shall be made by Borrower free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

(b)               If Borrower makes any payment hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Taxes, Borrower shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 7.6(b)), the amount paid to the Lenders or Administrative Agent equals the amount that was payable hereunder or under any such Loan Document without regard to this Section 7.6(b). To the extent Borrower withholds any Taxes or any Excluded Taxes on payments hereunder or under any Loan Document, Borrower shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to Administrative Agent within 30 days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to Administrative Agent) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

(c)               If any Lender or Administrative Agent is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Tax is assessed against a Lender or Administrative Agent with respect to amounts received or receivable hereunder or under any other Loan Document, Borrower will indemnify such person against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any taxes imposed as a result of the receipt of the payment under this Section 7.6(c). A certificate prepared in good faith as to the amount of such payment by such Lender or Administrative Agent shall, absent manifest error, be final, conclusive, and binding on all parties.

(d)               (i) To the extent permitted by applicable law, each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) (a “Non-U.S. Participant”) shall deliver to Borrower and Administrative Agent on or prior to the Closing Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to such Lender’s entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or any Term Loan. If a Lender that is a Non-U.S. Participant is claiming a complete exemption from withholding on interest pursuant to Code Sections 871(h) or 881(c), the Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN) a certificate in form and substance reasonably acceptable to Administrative Agent (any such certificate, a “Withholding Certificate”). In addition, each Lender that is a Non-U.S. Participant agrees that from time to time after the Closing Date (or in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender shall, to the extent permitted under applicable law, deliver to Borrower and Administrative Agent two new and accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender or Administrative Agent to an exemption from, or reduction in, United States withholding tax on interest payments to be made hereunder or any Term Loan.

(ii)              Each Lender that is not a Non-U.S. Participant (other than any such Lender which is taxed as a corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to Borrower and Administrative Agent certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant to this Section 7.6(d)(ii) is rendered obsolete or inaccurate in any material respect as result of change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to Borrower and Administrative Agent revised forms necessary to confirm or establish the entitlement to such Lender’s or Administrative Agent’s exemption from United States backup withholding tax.

(iii)            Notwithstanding anything herein to the contrary, Borrower shall not be required to pay additional amounts to a Lender or to Administrative Agent, or indemnify any Lender or Administrative Agent, under this Section 7.6 to the extent that such obligations would not have arisen but for the failure of a Lender to comply with Section 7.6(d).

(iv)             Subject to the foregoing clause (d)(iii), each Lender agrees to indemnify Administrative Agent and hold Administrative Agent harmless for the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to Administrative Agent under this Section 7.6) which are imposed on or with respect to principal, interest or fees payable to such Lender hereunder and which are not paid by Borrower pursuant to this Section 7.6, whether or not such Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 30 days from the date Administrative Agent makes written demand therefor.

SECTION 8 INCREASED COSTS.

8.1       Increased Costs.

(a)              If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition affecting its Term Loans or its Term Note; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) such Lender of maintaining any Term Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Term Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Administrative Agent), Borrower shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction.

(b)               If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Administrative Agent), Borrower shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction.

8.2       Mitigation of Circumstances. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, any obligation by Borrower to pay any amount pursuant to Sections 7.6 or 8.1 (and, if any Lender has given notice of any such event described above and thereafter such event ceases to exist, such Lender shall promptly so notify Borrower and Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to Borrower of) any event described above and such designation will not, in such Lender’s sole judgment, be otherwise disadvantageous to such Lender.

8.3       Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1 shall be conclusive absent manifest error. Lenders may use reasonable averaging and attribution methods in determining compensation under Section 8.1 and the provisions of such Section shall survive repayment of the Obligations, cancellation of any Term Note(s), expiration and termination of this Agreement. For purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be adopted and gone into effect after the date of this Agreement.

SECTION 9 REPRESENTATIONS AND WARRANTIES.

To induce Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Term Loans hereunder (including on the First Amendment Closing Date), Borrower and each Loan Party represents and warrants to Administrative Agent and the Lenders that:

9.1       Organization. Each Loan Party and each of their respective Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization; and each Loan Party and each of its Subsidiaries is duly qualified to do business and in good standing in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

9.2       Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, Borrower is duly authorized to borrow monies hereunder and to issue the Financing Unit Warrants and the Loan & Backstop Warrants, and each Loan Party and each of its Subsidiaries is duly authorized to perform its obligations under each Loan Document to which it is a party and, in the case of Borrower, under each Financing Unit Warrant and Loan & Backstop Warrant. The execution, delivery and performance by each Loan Party and each of its Subsidiaries of each Loan Document to which it is a party, and the borrowings by Borrower hereunder, and the issuance by Borrower of the Loan & Backstop Warrants and the Financing Unit Warrants, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the Organizational Documents of any Loan Party and any of their respective Subsidiaries (subject, in the case of the Financing Unit Warrants, to receipt of Stockholder Approval for the issuance of the shares of Common Stock underlying the Financing Unit Warrants) or (iii) in any material respect, any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party and any of its Subsidiaries or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of Administrative Agent created pursuant to the Collateral Documents).

9.3       Validity and Binding Nature. Each of this Agreement and each other Loan Document to which any Loan Party or any Subsidiary of a Loan Party is a party, and each of the Financing Unit Warrants and the Loan & Backstop Warrants, is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

9.4       SEC Documents. Except as disclosed in Schedule 9.4, during the twelve (12) months prior to the Closing Date, Borrower has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed during the twelve (12) months prior to the Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Borrower or any Subsidiary under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”). As of their respective filing dates, the financial statements of Borrower included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect to financial statements included in the SEC Documents. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Borrower as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

9.5       No Material Adverse Change. Except as set forth on Schedule 9.5, since September 30, 2017, there has been no material adverse change in the financial condition, operations, assets, business, or properties of (i) the Loan Parties taken as a whole, or (ii) the Loan Parties and their Subsidiaries taken as a whole.

9.6       Litigation; Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to Borrower’s knowledge, threatened against any Loan Party or any Subsidiary of a Loan Party which could reasonably be expected to result in damages or costs to any Loan Party in excess of $100,000 not covered by independent third party insurance, except as set forth in Schedule 9.6. As of the Closing Date, other than any liability incident to such litigation or proceedings, there are no liabilities or indebtedness (including contingent and indirect liabilities) which are material to the Loan Parties and are not reflected in the most recent financial statement included in the SEC Documents, listed on Schedule 9.6 or permitted by Section 11.1.

9.7       Ownership of Properties; Liens. None of the Loan Parties owns any real property. Each Loan Party and each of its Subsidiaries owns good title to, or in the case of leased assets, has a valid leasehold interest in, or in the case of intellectual property rights, has a valid and enforceable rights to use, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except for Liens permitted by Section 11.2. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Liens permitted by Section 11.2, and filings for which termination statements have been delivered to Administrative Agent.

9.8       Equity Ownership; Subsidiaries. All issued and outstanding Capital Securities of each Loan Party and each of its Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of Administrative Agent, and such securities were issued in substantial compliance with all applicable state and federal laws concerning the issuance of securities. Schedule 9.8 sets forth all issued and outstanding Capital Securities of each Loan Party and each of its Subsidiaries, and their ownership, as of the Closing Date. As of the Closing Date, except for (x) the HCP-FVA Financing Unit Warrants, the Loan & Backstop Warrants and the Series A Preferred Stock, (y) options to purchase Common Stock issued pursuant to any equity compensation plan, benefit plan or compensation program approved by the Board, and (z) with respect to the Financing as contemplated by Section 10.13, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Loan Party or any Subsidiary of any Loan Party.

9.9       Pension Plans.

(a)       The Unfunded Liability of all Pension Plans does not in the aggregate exceed twenty percent of the Total Plan Liability for all such Pension Plans. Each Pension Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 430 of the Code, Section 303 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 303(k) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of Borrower, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or any Loan Party or any other member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. No Loan Party and no other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability. Within the past five years, no Loan Party and no other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.

(b)       All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by Loan Parties or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; no Loan Party and no other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and no Loan Party and no other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

9.10      Investment Company Act. No Loan Party and no Subsidiary of any Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

9.11      Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except with respect to any such requirement of law or order, writ, injunction or decree that is being contested in good faith by appropriate proceedings diligently conducted.

9.12      Regulation U. No Loan Party and no Subsidiary of any Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

9.13      Taxes. Each Loan Party and each of its Subsidiaries has timely filed all federal tax returns and material state tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due and payable with respect to such return, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Loan Parties and their Subsidiaries have made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable. No Loan Party and no Subsidiary of any Loan Party has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).

9.14      Solvency. The fair salable value (taken on a going concern basis) of each Loan Party’s assets exceeds the fair value of its liabilities; each Loan Party is not left with unreasonably small capital after the transactions in this Agreement; and each Loan Party is able to pay its debts (including trade debts) as they mature.

9.15      Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect:

(a)               Each of the Facilities and all past and current operations at or from the Facilities by or on behalf of any Loan Party or any of its Subsidiaries are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Loan Party’s or any Subsidiary’s operations, and there are no conditions relating to the Facilities or the Loan Party’s or any Subsidiary’s operations that could reasonably be expected to give rise to any material liability or obligation under any applicable Environmental Laws.

(b)               None of the Facilities contains any Hazardous Substances at, on or under the Facilities in amounts or concentrations that constitute a violation of, or could give rise to liability under, Environmental Laws.

(c)               Each Loan Party and each of its Subsidiaries has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations, and each Loan Party and each of its Subsidiaries is in compliance with all terms and conditions thereof.

(d)               No Loan Party and no Subsidiary of any Loan Party has received or reasonably anticipates the issuance of any written or verbal notice of, or inquiry from, or agreement with, any federal, state or local governmental authority regarding any violation, alleged violation, non-compliance, liability or potential liability arising under Environmental Laws with regard to any of the Facilities or the Loan Party’s or any Subsidiary’s operations, nor does any Loan Party or any Subsidiary of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(e)               Hazardous Substances have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of any Loan Party or any Subsidiary of any Loan Party, or arising from any Loan Party’s or any Subsidiary’s operations, in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(f)                No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties and their respective Subsidiaries, threatened, under any Environmental Law to which any Loan Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party or any Subsidiary, the Facilities or the Loan Parties’ or any Subsidiary’s operations.

(g)               There has been no release of Hazardous Substances at or from the Facilities by, or arising from or related to the operations (including disposal) of, any Loan Party or any Subsidiary in connection with the Facilities or otherwise in connection with the Loan Parties’ or any Subsidiary’s operations, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

(h)               No Loan Party and no Subsidiary of any Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that, to the knowledge of the Loan Parties and their respective Subsidiaries, at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances.

9.16      Insurance. Set forth on Schedule 9.16 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties and each of their respective Subsidiaries as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving any Loan Party). Each Loan Party and each of its Subsidiaries and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties or such Subsidiaries operate.

9.17      Real Property. Set forth on Schedule 9.17 is a complete and accurate list, as of the Closing Date, of the address of all real property leased by any Loan Party, together with the name and mailing address of the lessor of such property.

9.18      Information. All information (excluding projections and forecasts which are not covered by this Section 9.18), taken as a whole, heretofore or contemporaneously herewith furnished in writing by the Loan Parties and their Subsidiaries to Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby (as modified or supplemented by other written information so furnished) is, and all written information hereafter furnished by or on behalf of any Loan Party or any Subsidiary to Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in light of the circumstances under which made.

9.19      Intellectual Property. Each of the Loan Parties and their Subsidiaries owns or licenses or otherwise has the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits, and other intellectual property rights that are necessary and material for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto. Set forth on Schedule 9.19 is a complete and accurate list as of the Closing Date of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits, and other intellectual property rights of each of the Loan Parties and their Subsidiaries. No slogan or other advertising device, product, process, method, substance, part, or other material now employed by any of the Loan Parties and their Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no known claim or litigation regarding any of the foregoing is pending or threatened.

9.20      Location of Bank Accounts. Schedule 9.20 sets forth a complete and accurate list as of the Closing Date of all deposit, checking, and other bank accounts, all securities and other accounts maintained with any broker dealer or other securities intermediary, and all other similar accounts maintained by each Loan Party, together with a description thereof (including the bank, broker dealer, or securities intermediary at which each such account is maintained and the account number and the purpose thereof).

9.21      Labor Matters. Except as set forth on Schedule 9.21, no Loan Party and no Subsidiary of any Loan Party is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party or any Subsidiary of any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties and each of their respective Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

9.22      Anti-Terrorism Laws.

(a)               No Loan Party and no Subsidiary of any Loan Party (and, to the knowledge of each Loan Party, no joint venture or Affiliate thereof) is in violation in any material respects of any United States Requirements of Law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the Patriot Act.

(b)               No Loan Party and no Subsidiary of any Loan Party (and, to the knowledge of each Loan Party, no joint venture or Affiliate thereof) (i) is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (ii) is owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (iii) commits, threatens or conspires to commit or supports “terrorism” as defined in the Anti-Terrorism Order or (iv) is named as a “specially designated national and blocked person” in the most current list published by OFAC.

(c)               No Loan Party and no Subsidiary of any Loan Party (and, to the knowledge of each Loan Party, no joint venture or Affiliate thereof) (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (b)(i) through (b)(iv) above, (ii) deals in, or otherwise engages in any transactions relating to, any property or interests in property blocked pursuant to the Anti-Terrorism Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

9.23      No Default. No Default or Event of Default exists or would result from the incurrence by any Loan Party or any Subsidiary of any Loan Party of any Obligation or other Debt hereunder or under any other Loan Document on the Closing Date.

9.24      Hedging Agreements. No Loan Party is a party to any Hedging Agreement.

9.25      OFAC. Each Loan Party and each of its Subsidiaries is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Loan Party and no Affiliate of a Loan Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

9.26      Patriot Act. Loan Parties and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Term Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

9.27      Customers and Suppliers. Schedule 9.27 sets forth the complete and accurate list of (a) the 10 largest customers of the Loan Parties (measured by aggregate billing on a consolidated basis) during the Fiscal Year most recently ended, indicating the amount billed to each such customer, and (b) the 10 largest suppliers of materials, products or services to the Loan Parties (measured by the aggregate amount purchased on a consolidated basis) during the Fiscal Year most recently ended, indicating the amount purchased from each such supplier.

9.28      Significant Contracts; Other Contracts. The Loan Parties have made available to the Administrative Agent a true and complete copy of each Significant Contract requested by the Administrative Agent. No Loan Party is in default in the performance, observance, or fulfillment of any of the material obligations, covenants, or conditions contained in any Significant Contract to which it is a party, except to the extent such defaults could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The contracts that generate fees or other revenues included in the calculation of MRR and In-Force Annual Contract Value are bona fide existing obligations and are in full force and effect as of the date of such inclusion, and the report with respect to MRR and In-Force Annual Contract Value most recently provided to Administrative Agent and the Lenders contains a true, correct and complete list of all such contracts. The Borrower and other Loan Parties have not received notice of an actual or imminent Insolvency Proceeding of any counterparty to a contract that generates fees included in the calculation of MRR and In-Force Annual Contract Value.

9.29      Warrants. The Loan & Backstop Warrants and the Financing Unit Warrants, and the shares of Common Stock issuable upon exercise thereof, have been duly authorized by all necessary action on the part of Borrower and no further consent or action is required by the Borrower, or its Board or stockholders in connection therewith, other than, in the case of the Financing Unit Warrants, Stockholder Approval to increase the number of authorized shares of Common Stock under the Borrower’s Organizational Documents in order to permit the exercise of the Financing Unit Warrants. Borrower has reserved the number of shares of Common Stock underlying the Loan & Backstop Warrants to permit the full exercise of the Loan & Backstop Warrants by HCP-FVA. Buyer shall, subject to receipt of Stockholder Approval, reserve the number of shares of Common Stock underlying the Financing Unit Warrants to permit the full exercise of the Financing Unit Warrants by Lenders. As of the Closing Date, the shares of Common Stock issuable upon exercise of the Loan & Backstop Warrants and the Financing Unit Warrants, when so issued in accordance with the terms of the Loan & Backstop Warrants and the Financing Unit Warrants (as applicable), will be, validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issuance thereof. As of the Closing Date, the Loan & Backstop Warrants and the Financing Unit Warrants (as applicable) have been, and the shares of Common Stock issuable upon exercise of the Loan & Backstop Warrants and the Financing Unit Warrants (as applicable) when so issued in accordance with their terms will be, issued in compliance with applicable securities laws, rules and regulations. Borrower confirms that the Initial Loan & Backstop Warrants issued to HCP-FVA in connection with the Original Loan (and the shares of Common Stock of Borrower issuable upon exercise thereof) are not subject to cancellation and shall remain outstanding following the Closing Date. The capitalization of Borrower assuming (i) the purchase by HCP-FVA of twenty-five percent (25%) of the Units in the Financing and the purchase by other Eligible Stockholders of seventy-five percent (75%) of the Units in the Financing is set forth on Schedule 9.29(A) and (ii) the purchase by HCP-FVA of seventy-five percent (75%) of the Units in the Financing and no purchase of Units by other Eligible Stockholders is set forth on Schedule 9.29(B).

9.30      No General Solicitation; Certain Fees. None of the Loan Parties, their Subsidiaries or their Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Loan & Backstop Warrants, the HCP-FVA Financing Unit Warrants or the Financing. Except as set forth on Schedule 9.30, no brokerage or finder’s fees or commissions are or will be payable by any Loan Party or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement (including the issuance of the Loan & Backstop Warrants and the HCP-FVA Financing Unit Warrants). Lenders and Administrative Agent shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 9.30 that may be due in connection with the transactions contemplated by this Agreement (including in connection with the issuance of the Loan & Backstop Warrants and the HCP-FVA Financing Unit Warrants). Borrower shall pay, and indemnify and hold harmless Lenders, Administrative Agent and their respective employees, officers, directors, agents, and partners, and their respective Affiliates, from and against, all liabilities, claims, losses, damages, costs (including the costs of preparation and outside attorney’s fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred. All Obligations provided for in this Section 9.30 shall survive repayment of the Term Loans, cancellation of the Term Notes, or termination of this Agreement.

9.31      Private Placement. No registration under the Securities Act is required for the offer and sale by Borrower to HCP-FVA of the Loan & Backstop Warrants or the HCP-FVA Financing Unit Warrants.

9.32      Application of Takeover Protections. Borrower and the Board (acting through the independent committee of the Board) have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Borrower’s Organizational Documents or the laws of its jurisdiction of incorporation that is or could become applicable to the Lenders as a result of HCP-FVA, the other Lenders and Borrower fulfilling their obligations or exercising their rights under the Loan & Backstop Warrants, the Financing Unit Warrants and/or the Financing, including without limitation as a result of Borrower’s issuance of the Loan & Backstop Warrants and the HCP-FVA Financing Unit Warrants to HCP-FVA, the issuance of any shares of Common Stock issuable upon exercise thereof and the issuance of any Units or other securities to Lenders or their respective Affiliates pursuant to, or arising out of, the Financing and/or the HCP Commitment. Borrower has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of Borrower.

9.33      Security Interests. The Guaranty and Collateral Agreement creates in favor of Administrative Agent, for the benefit of Administrative Agent and the Lenders, a legal, valid, and enforceable security interest (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of a proceeding in equity or at law) in the Collateral (subject to Permitted Liens). Upon the filing of the UCC-1 financing statements described in Section 12.1.15, the security interests in and Liens on the Collateral granted under the Guaranty and Collateral Agreement will be perfected, first-priority security interests (subject to Permitted Liens) to the extent such security interests and Liens can be perfected by filing UCC-1 financing statements, and no further recordings or filings are or will be required in connection with the creation, perfection, or enforcement of those security interests and Liens, other than (a) the filings of continuation statements in accordance with applicable law; (b) the recording of the collateral assignments referred to in the Guaranty and Collateral Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights; (c) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property; or (d) as contemplated by the Guaranty and Collateral Agreement.

SECTION 10 AFFIRMATIVE COVENANTS.

Until all Obligations hereunder and under the other Loan Documents are paid in full, Borrower agrees that, unless at any time HCP-FVA shall otherwise expressly consent in writing, it will, or will cause the other Loan Parties or their respective Subsidiaries to:

10.1      Reports, Certificates and Other Information. Furnish to Administrative Agent:

10.1.1 Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year, (a) a copy of the annual audit report of Borrower and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of Borrower and its Subsidiaries as at the end of such Fiscal Year, certified without an expression of uncertainty regarding the Borrower’s ability to continue as a going concern and without qualification by independent auditors of recognized standing selected by Borrower and reasonably acceptable to Administrative Agent (it being agreed that Borrower’s independent auditor as of the Closing Date is acceptable to Administrative Agent), together with (i) a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that Loan Parties were not in compliance with any provision of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that Loan Parties were not in compliance with any such provision, describing such non-compliance in reasonable detail and (ii) a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year; and (b) a consolidating balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidating statement of earnings for Borrower and its Subsidiaries for such Fiscal Year, certified by a Senior Officer of Borrower.

10.1.2 Interim Reports. (a) Promptly when available and in any event within 45 days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and consolidated cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by a Senior Officer of Borrower; (b) promptly when available and in any event within thirty (30) days after the end of each month, consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, certified by a Senior Officer of Borrower, together with a comparison of each such balance sheet and statement of earnings with the balance sheet and statement of earnings for the prior calendar month; and (c) no later than the Thursday of each week, commencing with the first such date following the Closing Date, a variance report with respect to the Weekly Budget, showing on a line-by-line basis actual receipts and disbursements and the total available cash for the last day of the prior week for the cumulative period since the Closing Date and noting therein all cumulative variances on a line-by-line basis from the amounts in the Weekly Budget (the “Variance Report”). The Variance Report shall include explanations for all material variances and shall be certified by a Senior Officer of Borrower.

10.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of interim statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such statements and signed by a Senior Officer of Borrower, containing (i) a computation of each of the applicable financial ratios and restrictions set forth in Section 11.13 and a statement to the effect that such officer has not become aware of any Default or Event of Default that has occurred and is continuing or, if there is any such Default or Event of Default, a description of such Default or Event of Default and the steps, if any, being taken to cure it and (ii) a certification by Borrower that all of the representations and warranties set forth in this Agreement and the other Loan Documents remain true and correct in all material respects as of the date of such compliance certificate (except for representations and warranties that speak as to a specific date, in which case such representations and warranties shall remain true and correct as of such date and except for changes permitted by this Agreement, including pursuant to the provision of updated Schedules in accordance with Section 10.1.8).

10.1.4 Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of Borrower filed with the SEC; copies of all registration statements of Borrower filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally; provided that filing or furnishing of such report, registration statement, proxy statement or other communication with the SEC via the EDGAR system shall be deemed to be furnishing of the same to Administrative Agent.

10.1.5 Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by Borrower, any other Loan Party or any Subsidiary affected thereby with respect thereto:

(a)               the occurrence of a Default or an Event of Default;

(b)               any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrower to Administrative Agent which has been instituted or, to the knowledge of Borrower, is threatened in writing against any Loan Party or any Subsidiary of any Loan Party or to which any of the properties of any thereof is subject that could reasonably be expected to result in damages in excess of $500,000;

(c)               the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 303(k) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that any Loan Party furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of any Loan Party with respect to any post-retirement welfare benefit plan or other employee benefit plan of any Loan Party or another member of the Controlled Group, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent; or

(d)       any other event (including (i) any violation of, or non-compliance with, any material requirement of law by any Loan Party or (ii) the enactment or effectiveness of any law, rule or regulation) which could reasonably be expected to have a Material Adverse Effect.

10.1.6 Management Reports. Promptly upon receipt thereof, copies of all management reports submitted to Borrower or its Subsidiaries by independent auditors in connection with each annual or interim audit made by such auditors of the books of Borrower and its Subsidiaries.

10.1.7 Projections; Annual Financial Plan. As soon as practicable, and in any event not later than the commencement of each Fiscal Year, a preliminary annual operating plan for the next Fiscal Year (including financial projections for Borrower and its Subsidiaries for such Fiscal Year with projected quarterly operating results as well as projected balance sheet and cash flow) prepared in a manner consistent with past practices including detail not less than provided to the Administrative Agent prior to the Closing Date and such other detail as reasonably requested by the Administrative Agent, accompanied by a certificate of a Senior Officer of Borrower on behalf of Borrower to the effect that (a) such projections were prepared by Borrower in good faith, (b) Borrower has a reasonable basis for the assumptions contained in such projections, (c) such projections have been prepared in accordance with such assumptions, and (d) in the case of a final annual operating plan, the Board has approved such annual operating plan. The preliminary annual operating plan including projections delivered pursuant to this Section 10.1.7 shall be deemed to be final upon the earlier to occur of (x) the Board has approved such annual operating plan or (y) the last day of February of such Fiscal Year; provided that in any event such annual operating plan will be provided to Administrative Agent not later than 10 days of Board approval.

 10.1.8 Updated Schedule. Contemporaneously with the furnishing of each annual audit report pursuant to Section 10.1.1 and within five (5) Business Days following a written request from the Administrative Agent (which written request will not be made more frequently than twice each year absent the occurrence and continuance of an Event of Default), an updated version of Schedules 9.17, 9.19 and 9.27 showing information as of the date of such audit report or written request, as applicable (it being agreed and understood that this requirement shall be in addition to the other notice and delivery requirements set forth herein).

10.1.9 Additional Reports.

(a)       Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of interim statements pursuant to (a) Section 10.1.2(a), (i) a Deferred Revenue Report, (ii) Earnings Report and (iii) a reporting package, in form and substance mutually acceptable to Borrower and Administrative Agent, containing the following information with respect to the Borrower and its Subsidiaries: billings; bookings; backlog; annual recurring revenue; annual contract value and total contract value; and renewals in $ amounts and as a percentage of the available to renew pool; and (b) Section 10.1.2(b), copies of bank statements for the accounts listed in Section 10.10.

(b)       On the first Business Day occurring on or after the 10th day of each month, (i) a Billing File, that covers the period from January 1, 2018 through the last day of the previous month, and (ii) an MRR report that covers the period from January 1, 2018 through the last day of the previous month, including computation of the In-Force Annual Contract Value and the Net Retention Rate, in either case, in form and substance reasonably satisfactory to Administrative Agent and the Required 2019 Term Lenders.

(c)       On the first Business Day occurring on or after the 10th day of each month, a report of its Liquidity, and certifying its (i) compliance with Section 11.13.2 and 11.13.3 for each day during the previous month and (ii) projected compliance with Section 11.13.2 and 11.13.3 for each day through the 2019 Term Loan Maturity Date (and, if applicable, after giving effect to any extensions thereof under Section 6.4); provided, however, that if an Event of Default has occurred and is continuing, Borrower shall deliver the report described in this Section 10.1.9(c) on the first Business Day of each week.

10.1.10 Other Information. Promptly from time to time, such other information (including, without limitation, business or financial data, reports, appraisals and projections) concerning the Loan Parties and each of their Subsidiaries, their properties or business, as any Lender or Administrative Agent may reasonably request.

10.2      Books, Records and Inspections. Keep, and cause each other Loan Party and each of their respective Subsidiaries to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party and each of their respective Subsidiaries to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or Administrative Agent or any representative or agent thereof to inspect the properties and operations of the Loan Parties and their Subsidiaries; and permit, and cause each other Loan Party and each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or Administrative Agent or any representative or agent thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and Borrower hereby authorizes such independent auditors to discuss such financial matters with any Lender or Administrative Agent or any representative or agent thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party and each of their respective Subsidiaries to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), Administrative Agent and its representatives and agents to inspect the Inventory and other tangible assets of the Loan Parties and each of their Subsidiaries, to perform appraisals of the equipment of the Loan Parties and each of their Subsidiaries, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other collateral. All such inspections or audits by any Lender or Administrative Agent or any representative or agent thereof shall be at Borrower’s expense.

10.3      Maintenance of Property; Insurance.

(a)               Keep, and cause each other Loan Party and each of their respective Subsidiaries to keep, all property useful and necessary in the business of the Loan Parties and each of their respective Subsidiaries in good working order and condition, ordinary wear and tear excepted.

(b)               Maintain, and cause each other Loan Party and each of their respective Subsidiaries to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (including, without limitation, business interruption insurance in an amount not less than as maintained on the Closing Date, but which shall insure against all risks and liabilities of the type identified on Schedule 9.16 and shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule); and, upon request of Administrative Agent or any Lender, furnish to Administrative Agent or such Lender original or electronic copies of policies evidencing such insurance, and a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties and each of their respective Subsidiaries. Borrower shall cause each issuer of an insurance policy to provide Administrative Agent with an endorsement (i) showing Administrative Agent as loss payee with respect to each policy of property or casualty insurance and naming Administrative Agent as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days’ notice will be given to Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to Administrative Agent. Borrower shall, and shall cause each other Loan Party to, execute and deliver to Administrative Agent a collateral assignment, in form and substance satisfactory to Administrative Agent, of each business interruption insurance policy maintained by any Loan Party.

(c)               UNLESS BORROWER PROVIDES ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT WITHIN A COMMERCIALLY REASONABLE PERIOD FOLLOWING THE WRITTEN REQUEST OF ADMINISTRATIVE AGENT FOR SUCH EVIDENCE, ADMINISTRATIVE AGENT MAY PURCHASE INSURANCE AT BORROWER’S EXPENSE TO PROTECT ADMINISTRATIVE AGENT’S AND THE LENDERS’ INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY’S INTERESTS. THE COVERAGE THAT ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL. BORROWER MAY LATER CANCEL ANY INSURANCE PURCHASED BY ADMINISTRATIVE AGENT, BUT ONLY AFTER PROVIDING ADMINISTRATIVE AGENT WITH EVIDENCE THAT LOAN PARTIES HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF ADMINISTRATIVE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, BORROWER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

10.4      Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each other Loan Party and each of their respective Subsidiaries to comply, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each other Loan Party to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the OFAC, Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause (a) above, comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act and anti-money laundering laws and regulations and (d) pay, and cause each other Loan Party to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the collateral to satisfy such claim.

10.5      Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 11.5) cause each other Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

10.6      Use of Proceeds. Use the proceeds of the Term Loans solely for working capital purposes, for Capital Expenditures and for other general business purposes; and not use or permit any proceeds of any Term Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.

10.7      Employee Benefit Plans.

(a)               Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

(b)               Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

(c)               Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

10.8      Environmental Matters. (a) If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any of the Facilities or any other assets of any Loan Party or any Subsidiary of any Loan Party, Borrower shall, or shall cause the applicable Loan Party or the applicable Subsidiary of such Loan Party to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, Borrower shall, and shall cause each other Loan Party and each of their respective Subsidiaries to, comply with any Federal or state judicial or administrative order requiring the performance at any of the Facilities of any Loan Party or any Subsidiary of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation, handling, storage, generation, treatment or disposal of Hazardous Substances is permitted by this Agreement, Borrower shall, and shall cause each other Loan Party and each of their respective Subsidiaries to comply with Environmental Laws in all such activities and to dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

(b)               Borrower shall comply in all material respects with the requirements of all federal, state, and local Environmental Laws applicable to the Loan Parties and each of their respective Subsidiaries or the Facilities; notify the Administrative Agent promptly in the event of any spill, release or disposal of Hazardous Substances on, or hazardous waste pollution or contamination affecting, the Facilities in material violation of applicable Environmental Laws of which a Loan Party has actual knowledge; forward to the Administrative Agent promptly any written notices relating to such matters received from any Governmental Authority; and pay when due any fine or assessment against the Facilities arising under Environmental Laws, provided, that the Loan Parties and each of their respective Subsidiaries shall not be required to pay any such fine or assessment so long as the validity thereof shall be diligently contested in good faith by appropriate proceedings and they shall have set aside on their books reasonable reserves (in accordance with GAAP) with respect to any such fine or assessment so contested; and provided further that, in any event, payment of any such fine or assessment shall be made before any of the Facilities shall be subjected to a Lien or be seized or sold in satisfaction thereof.

(c)               Borrower shall promptly notify the Administrative Agent upon becoming aware of any fact or change in circumstances that would be expected to cause any of the representations and warranties contained in Section 9.15 to cease to be true in all material respects for any time before the Closing Date.

10.9      Further Assurances. Take, and cause each other Loan Party and each Subsidiary of any Loan Party to take, such actions as are necessary or as Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by a first priority perfected Lien in favor of Administrative Agent (subject to Permitted Liens) on substantially all of the assets of Borrower and each Loan Party (as well as all Capital Securities of each domestic Subsidiary, all Capital Securities of each first-tier foreign Subsidiary that is not a CFC, and with respect to any first-tier foreign Subsidiary that is a CFC, 100% of all non-voting Capital Securities and 65% of all voting Capital Securities) and guaranteed by each Loan Party (including, immediately upon the acquisition or creation thereof (or such longer period as the Administrative Agent may provide in its sole discretion), any Subsidiary acquired or created after the Closing Date), in each case as Administrative Agent may determine, including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements, opinions of counsel and other documents, in each case in form and substance reasonably satisfactory to Administrative Agent, and the filing or recording of any of the foregoing, (b) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession, and (c) with respect to any real property acquired by any Loan Party after the Closing Date, the delivery within thirty (30) days after the date such real property was acquired (or such longer period as the Administrative Agent may provide in its sole discretion) of each of the Real Estate Documents with respect to such real property requested in writing by Administrative Agent in its sole discretion.

10.10      Accounts. Unless Administrative Agent and the Required 2019 Term Lenders otherwise ~~consents~~ consent in writing, in order to facilitate Administrative Agent’s and the Lenders’ maintenance and monitoring of their security interests in the Collateral, maintain all of their deposit accounts and securities accounts with an institution that has entered into a control agreement with Administrative Agent and the applicable Loan Party granting “control” (as defined in the UCC) of such accounts to Administrative Agent and otherwise in form and substance satisfactory to Administrative Agent.

10.11      Post-Closing Covenants. Borrower shall satisfy the requirements and/or provide to the Administrative Agent each of the documents, instruments, agreements and information set forth on Schedule 10.11, in form and substance acceptable to the Administrative Agent, on or before the date specified for such requirement in such Schedule or such later date to be determined by the Administrative Agent in its sole discretion, each of which shall be completed or provided in form and substance satisfactory to the Administrative Agent.

10.12      Stockholder Approval.

(a)       Borrower shall use its commercially reasonable efforts to obtain, as soon as practicable (but in no event later than June 1, 2018), the approval of its stockholders to amend its Organizational Documents to increase the number of authorized shares of its Common Stock in order to permit the exercise of the HCP-FVA Financing Unit Warrants and any Financing Unit Warrants to be issued to other Eligible Stockholders in connection with the Financing (the “Stockholder Approval”). Prior to the record date for any Company stockholders meeting held in connection with the Stockholder Approval, HCP-FVA agrees to exercise any Loan & Backstop Warrants and any Financing Unit Warrants for which the Company has sufficient authorized capital and will vote the Common Stock it receives upon such exercise in favor of the proposals set forth in the preceding sentence.

(b)       In furtherance of the obligations of Borrower under Section 10.12(a), (i) by the Closing Date, the Board shall adopt proper resolutions authorizing the actions set forth in Section 10.12(a) above, (ii) the Board shall recommend and Borrower shall otherwise use its commercially reasonable efforts to promptly and duly obtain Stockholder Approval, including, without limitation, by filing any required proxy materials with the SEC and any applicable trading market on which the Common Stock is listed, by delivering proxy materials to its stockholders in furtherance thereof as soon as practicable thereafter, by soliciting proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and having all management-appointed proxy-holders vote their proxies in favor of such proposals to carry out such resolutions and (iii) within three (3) Business Days of obtaining such Stockholder Approval, take all actions necessary to effectuate the actions set forth in Section 10.12(a) above. If Borrower does not obtain Stockholder Approval at the first meeting (the “First Meeting”), the Borrower shall in addition to satisfying clauses (i), (ii) and (iii) as contemplated above, call a special meeting of its stockholders as soon as reasonably practicable but in no event later than ninety (90) days following the First Meeting to seek Stockholder Approval (and of any subsequent meeting if Stockholder Approval is not obtained at such subsequent meeting).

10.13      Financing. Promptly seek to consummate the Financing with Eligible Stockholders within the time frame set forth on Schedule 10.13 hereto (or such other time frame as agreed to by Borrower and HCP-FVA). The consummation of the financing with any eligible stockholders and the purchase of Units by such Eligible Stockholders shall be on terms and conditions, and subject to documentation, that are acceptable to each of Borrower and HCP-FVA and, in any event, consistent with the procedures set forth on Schedule 10.13 hereto.

SECTION 11 NEGATIVE COVENANTS.

Until all Obligations hereunder and under the other Loan Documents are paid in full, Borrower agrees that, unless at any time HCP-FVA shall otherwise expressly consent in writing, it will:

11.1      Debt. Not, and not permit any other Loan Party or any Subsidiary of any Loan Party to, create, incur, assume or suffer to exist any Debt, except:

(a)                Obligations under this Agreement and the other Loan Documents (including Incremental Loans incurred in accordance with Section 2.2);

(b)                Debt secured by Liens permitted by Section 11.2(c), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $200,000;

(c)                Debt existing on the Closing Date and described on Schedule 11.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased or the maturity thereof shortened; and

(d)                any non-convertible Debt from a standard commercial lender in an amount not to exceed, at any time, eighty percent (80%) of the Company’s accounts receivable, provided that the Obligations are repaid in full and such Indebtedness is otherwise permitted under the terms of the Series A Preferred Stock Purchase Agreement dated September 16, 2013 by and between the Borrower and Hale Capital.

11.2      Liens. Not, and not permit any other Loan Party or any Subsidiary of any Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)               Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;

(b)               Liens existing on the Closing Date and described on Schedule 11.2;

(c)               subject to the limitation set forth in Section 11.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased for the Capital Leases described on Schedule 11.2), and (ii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 20 days of the acquisition thereof and attaches solely to the property so acquired;

(d)               Liens in connection with any Debt permitted under Section 11.1; and

(e)               Liens arising under the Loan Documents.

Notwithstanding anything contained herein to the contrary, no Loan Party shall create or permit to exist any Lien on (x) any real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired) of any foreign Subsidiary, or (y) any Capital Securities issued by any foreign Subsidiary (other than Liens arising under the Loan Documents).

11.3      Operating Leases. Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Loan Parties and their Subsidiaries (on a consolidated basis) to exceed, during the entire term of all such Operating Leases, the aggregate amount of $1,000,000.

11.4      Restricted Payments. Not, and not permit any other Loan Party or any Subsidiary of any Loan Party to, (a) make any distribution to any holders of its Capital Securities (other than any dividends on the Series A Preferred Stock paid in kind), (b) purchase or redeem any of its Capital Securities, (c) pay any management fees, transaction-based fees or similar fees to any of its equity holders or any Affiliate thereof, (d) make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any Debt or (e) set aside funds for any of the foregoing, except that any Loan Party or any Subsidiary of any Loan Party may declare and pay dividends to any Loan Party or any domestic Wholly-Owned Subsidiary of any Loan Party.

11.5      Mergers, Consolidations, Sales. Not, and not permit any other Loan Party or any Subsidiary of any Loan Party to (a) be a party to any merger or consolidation, (b) sell, transfer, dispose of, convey or lease any of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary) except for (x) sales of inventory in the ordinary course of business and (y) the issuance of Capital Securities of the Borrower that does not result in, or constitute, a Change of Control, or (c) license or dispose of any intellectual property other than non-exclusive licenses of intellectual property of any Loan Party in the ordinary course of business (for the avoidance of doubt licenses to a competitor of the Loan Parties shall be deemed outside of the ordinary course of business), provided, that each such license in clause (c) does not materially impair the value of such intellectual property as collateral for the Obligations, except for (i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any domestic Wholly-Owned Subsidiary into any Loan Party or any domestic Wholly-Owned Subsidiary of any Loan Party; and (ii) any such purchase or other acquisition (x) by a Loan Party of the assets or Capital Securities of any Loan Party or any domestic Wholly-Owned Subsidiary of any Loan Party, or (y) by a foreign Subsidiary of any Loan Party of the assets or Capital Securities of another foreign Subsidiary of any Loan Party.

11.6      Modification of Organizational Documents. Not permit the Organizational Documents of any Loan Party or any of their respective Subsidiaries to be amended or modified in any way which could reasonably be expected to (a) reduce in any manner the rights of any Loan Party to the Collateral or of the Administrative Agent or the Lender under this Agreement or (b) otherwise adversely affect the rights, remedies or interests of the Administrative Agent or the Lenders.

11.7      Transactions with Affiliates. Not, and not permit any other Loan Party or any of their respective Subsidiaries to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Loan Parties), except for (a) transactions that are in the ordinary course of Borrower’s business, which is on terms which are no less favorable than are obtainable from any Person which is not one of its Affiliates or (b) any transactions with Affiliates existing on the Closing Date that are listed on Schedule 1 attached to this Agreement.

11.8      Unconditional Purchase Obligations. Not, and not permit any other Loan Party or any of their Subsidiaries to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

11.9      Inconsistent Agreements. Not, and not permit any other Loan Party or any of their Subsidiaries to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party or any of its Subsidiaries from granting to Administrative Agent and the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (x) pay dividends or make other distributions to Borrower or any other Subsidiary, or pay any Debt owed to Borrower or any other Subsidiary, (y) make loans or advances to any Loan Party or (z) transfer any of its assets or properties to any Loan Party, other than (i) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (ii) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (iii) customary provisions in leases and other contracts restricting the assignment thereof.

11.10      Business Activities; Issuance of Equity. Not, and not permit any other Loan Party or any Subsidiary to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto. Not, and not permit any Loan Party to liquidate or dissolve or permit, allow or suffer to occur a Change of Control. Not, and not permit any Loan Party (other than Borrower) or any Subsidiary to, issue any Capital Securities other than any issuance by a Loan Party or any Subsidiary to another Loan Party or any Subsidiary in accordance with Section 11.4.

11.11      Investments. Not, and not permit any other Loan Party or any Subsidiary to, make or permit to exist any Investment in any other Person (other than any Loan Party or any domestic Wholly-Owned Subsidiary of any Loan Party), except the following:

(a)               Cash Equivalent Investments;

(b)               Investments made with the prior written consent of the Administrative Agent; and

(c)               Investments existing as of the Closing Date and listed on Schedule 11.11;

provided that any Investment which when made complies with the requirements of the definition of the term Cash Equivalent Investment may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

11.12      Change in Structure. Not, and not permit any Loan Party to, without at least thirty (30) days’ prior written notice to Administrative Agent, change: (a) its or any of their respective Subsidiaries’ Fiscal Year, (b) the chief executive office of any Loan Party, (c) the jurisdiction of organization of any Loan Party, (d) the organizational structure or type of any Loan Party, (e) the legal name of any Loan Party or (f) any organizational number (if any) assigned by the jurisdiction of organization of each Loan Party.

11.13      Financial Covenants.

11.13.1 Weekly Budget Variance. Until the consummation of the Financing with Eligible Stockholders (other than HCP-FVA) on the terms and conditions set forth in Section 10.13 and Schedule 10.13 hereto, permit a variance in the cumulative net cash flow of Borrower on a consolidated basis to be, at any time, more than ten percent (10%) less than the amounts set forth in the Weekly Budget (measured weekly upon delivery of the Variance Report).

11.13.2 Minimum Cash and Accounts Receivable. Not permit the cash of the Loan Parties denominated in Dollars (which is held by the Loan Parties in compliance with the terms in Section 10.10 of this Agreement in a deposit account in the United States), plus all accounts receivable held by the Loan Parties that have been outstanding for less than 90 days, at any time to be less than $2,000,000.

11.13.3 Minimum Liquidity. Until the 2019 Term Loan Obligations are repaid in full in cash, not permit the Liquidity of the Loan Parties denominated in Dollars (which is held by the Loan Parties in compliance with the terms in Section 10.10 of this Agreement in a deposit account in the United States), at any time to be less than $300,000 (the “Liquidity Covenant”).

11.13.4 Minimum In-Force Annual Contract Value. Until the 2019 Term Loan Obligations are repaid in full in cash, not permit its In-Force Annual Contract Value to be less than the following amounts, for the applicable calendar months set forth in the table below:

Time Period	Amount

January, February and March 2020	$9,500,000

April, May and June 2020	$9,250,000

July 2020 and each month thereafter	$9,000,000

11.13.5 Minimum Net Retention Rate. Until the 2019 Term Loan Obligations are repaid in full in cash, not permit its Net Retention Rate, as of the end of any calendar month, to be less than 75.0%.

11.13.6 Maximum Gross Churn Rate. Until the 2019 Term Loan Obligations are repaid in full in cash, not permit the Gross Churn Rate, at any time, to be greater than (i) 35.0% as of the end of any calendar month through and including June 30, 2020, or (ii) 30.0% as of the end of each calendar month thereafter.

11.14      Cancellation of Debt. Not, and not permit any other Loan Party or any of their respective Subsidiaries to, cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

11.15      Transfer to Foreign Subsidiaries. Borrower shall not, and shall not permit any of the Loan Parties to, sell, transfer, assign (by operation of law or otherwise), distribute, loan, advance, invest or otherwise dispose of, any money, assets or property in or to any foreign Subsidiary.

11.16      Compliance with Laws. Borrower shall not, and shall not permit any of the Loan Parties or any of their respective Subsidiaries, to fail to comply with the laws, regulations and executive orders referred to in Sections 9.25 and 9.26.

11.17      Maintenance and Hosted Service Agreements. The Loan Parties and their Subsidiaries shall not without the prior written consent of the Administrative Agent in each case, solicit or otherwise incent customers or others to accelerate any payments which were not currently due under any maintenance agreement, service agreement, statement of work, master service agreement, hardware agreement, hosted service agreement, license agreement, or contract.

SECTION 12 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

The obligation of each Lender to make its Term Loan on the Closing Date is subject to the satisfaction of the following conditions precedent:

12.1      Conditions Precedent to the Closing Date. The effectiveness of this Agreement, and the obligation of the Lenders to make the Term Loans, are, in addition to the conditions precedent specified in Section 12.2, subject to satisfaction of the following conditions precedent (and the date on which all such conditions precedent have been satisfied or waived in writing by Administrative Agent and the Lenders is called the “Closing Date”), it being agreed that the request by Borrower for the making of the initial Term Loan on the Closing Date will be deemed to constitute a representation and warranty by Borrower that the conditions precedent set forth in this Section 12.1 will be satisfied at the time of the making of that Term Loan unless waived in writing by Administrative Agent:

12.1.1 Agreement, Term Notes and other Loan Documents. Administrative Agent has received the following, each duly executed and dated as of the Closing Date (or any earlier date satisfactory to Administrative Agent), in form and substance satisfactory to Administrative Agent: (a) this Agreement; (b) to the extent requested by any Lender, one or more Notes made payable to that Lender; (c) the Guaranty and Collateral Agreement, together with all instruments, transfer powers, and other items required to be delivered in connection with the Guaranty and Collateral Agreement and subject to Section 10.11; and (d) subject to Section 10.11, all other Loan Documents.

12.1.2 Authorization Documents. For each Loan Party, Administrative Agent has received the following, each in form and substance reasonably satisfactory to Administrative Agent: such Person’s (a) charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state where the failure to maintain such standing could reasonably be expected to result in a Material Adverse Effect or as otherwise requested by Administrative Agent; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents (which certifies that Administrative Agent and each Lender may conclusively rely on until formally advised by a like certificate of any changes in any such certificate), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

12.1.3 Consents, etc. Administrative Agent has received certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the documents referred to in this Section 12.

12.1.4 Letter of Direction. Administrative Agent has received a letter of direction containing funds flow information with respect to the proceeds of the Term Loans on the Closing Date, duly executed and dated as of the Closing Date, in form and substance satisfactory to Administrative Agent.

12.1.5 [Reserved].

12.1.6 Perfection Certificate. Subject to Section 10.11, Administrative Agent has received a Perfection Certificate completed and executed by each Loan Party.

12.1.7 [Reserved].

12.1.8 [Reserved].

12.1.9 Opinions of Counsel. Administrative Agent has received opinions of counsel for each Loan Party, each duly executed and dated as of the Closing Date, in form and substance satisfactory to Administrative Agent.

12.1.10 Insurance. Subject to Section 10.11, Administrative Agent has received evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that Administrative Agent has been named as a lender’s loss payee and an additional insured on all related insurance policies.

12.1.11 Payment of Fees. Administrative Agent has received, or shall receive, substantially concurrently with the funding of the Term Loans on the Closing Date, payment of all accrued and unpaid Lender Expenses incurred through the Closing Date, including without limitation, the Expense Deposit, up to the Expense Cap.

12.1.12 Solvency Certificate. Administrative Agent has received a solvency certificate in form and substance satisfactory to Administrative Agent executed by a Senior Officer of Borrower.

12.1.13 Approvals. No injunction or temporary restraining order shall have been issued by any governmental authority or any proceeding pending in any court or before any arbitrator or other Governmental Authority that prohibits or seeks to prohibit this Agreement.

12.1.14 Search Results; Lien Terminations. Certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) termination of all agreements relating thereto and the release of Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing (other than Liens permitted by Section 11.2), and (c) such other Uniform Commercial Code termination statements as Administrative Agent may reasonably request.

12.1.15 Filings, Registrations and Recordings. Administrative Agent shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by Administrative Agent to be filed, registered or recorded in order to create in favor of Administrative Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior to any other Liens (subject only to Liens permitted pursuant to Section 11.2), in proper form for filing, registration or recording.

12.1.16 Closing Certificate, Consents and Permits. Administrative Agent has received a certificate, in form and substance satisfactory to Administrative Agent, executed by an officer of Borrower on behalf of Borrower certifying the matters set forth in Section 12.2 and certain other matters requested by the Administrative Agent as of the Closing Date.

12.1.17 Weekly Budget. Administrative Agent shall have received and been reasonably satisfied with a rolling weekly detailed budget of the Loan Parties through the second fiscal quarter of 2018, including information on a line item basis as to (1) projected cash receipts, (2) projected disbursements (including ordinary course operating expenses and restructuring expenses, one-time expenses and capital expenditures) and (3) projected net working capital (“Weekly Budget”).

12.1.18 No Material Adverse Change. There shall not have occurred since the Original Closing Date, any developments or events which individually or in the aggregate with other such circumstances has had or could reasonably be expected to have a Material Adverse Effect.

12.1.19 Investment Documents. The Administrative Agent shall have received confirmation of ownership and capital structure of the Loan Parties and be satisfied with the constituent documents of the Loan Parties and related investment agreements. HCP-FVA shall have received (i) the HCP-FVA Financing Unit Warrants, in the form of Exhibit D, for the purchase of Common Stock of Borrower and (ii) the Closing Date Loan & Backstop Warrants.

12.1.20 [Reserved].

12.1.21 [Reserved].

12.1.22 Other. Such other documents as Administrative Agent or any Lender may reasonably request.

12.2      Conditions Precedent to each Loan. Both before and after giving effect to the borrowing of the Term Loans (including any 2019 Term Loans), the following statements shall be true and correct and certified to the Administrative Agent in a certificate signed by a duly authorized representative of Borrower:

(a)               the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b)               no Default or Event of Default shall have then occurred and be continuing; and

(c)                the Loan Parties shall be in compliance on a pro forma basis with the financial covenants set forth in Section 11.13 computed using the financial information for the most recently ended month or Fiscal Quarter, whichever is applicable, for which information is available.

SECTION 13 EVENTS OF DEFAULT AND THEIR EFFECT.

13.1      Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

13.1.1 Non-Payment of the Term Loans, etc. Default in the payment when due of the principal of any Term Loan; or default, and continuance thereof for three (3) Business Days, in the payment when due of any interest by any Loan Party; or default and continuance thereof for five (5) Business Days of any other Obligation payable by any Loan Party hereunder or under any other Loan Document.

13.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of any Loan Party or any Subsidiary of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $50,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Loan Party or any Subsidiary of any Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

13.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Loan Party or any Subsidiary of any Loan Party with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, could reasonably be expected to have a Material Adverse Effect.

13.1.4 Bankruptcy, Insolvency, etc. Any Loan Party or any Subsidiary of any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party or any Subsidiary of any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or any Subsidiary of any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party or any Subsidiary of any Loan Party, and if such case or proceeding is not commenced by such Loan Party or such Subsidiary, it is consented to or acquiesced in by such Loan Party or such Subsidiary, or remains for 60 days undismissed; or any Loan Party or any Subsidiary of any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

13.1.5 Non-Compliance with Loan Documents. (a) Failure by any Loan Party to comply with or to perform any ~~covenant~~ covenants set forth in Sections 10.1, 10.2, 10.3(b), 10.5, 10.6, 10.12 and does not cure such failure or neglect within ten (10) days after the occurrence thereof, (b) failure by any Loan Party to comply with or to perform any covenant set forth in Section 11; or (c) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13) and continuance of such failure described in this clause (b) for thirty (30) days.

13.1.6 Representations; Warranties. Any representation or warranty made by any Loan Party or any Subsidiary of any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party or any Subsidiary of any Loan Party to Administrative Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

13.1.7 Pension Plans. (a) Any Person institutes steps to terminate a Pension Plan if as a result of such termination Borrower or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $100,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) the Unfunded Liability exceeds twenty percent of the Total Plan Liability; or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that Borrower or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $100,000.

13.1.8 Judgments. Final judgments which exceed an aggregate of $100,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) shall be rendered against any Loan Party or any Subsidiary of any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 10 days after entry or filing of such judgments.

13.1.9 Invalidity of Loan Documents, etc. Any provision of any Loan Document or any provision of any Loan & Backstop Warrants or Financing Unit Warrants, at any time after its execution and delivery and for any reason (other than, in the case of the Loan Documents, satisfaction in full of all Obligations) shall cease to be in full force and effect; or any Loan Party or any Subsidiary of any Loan Party (or any Person by, through or on behalf of any Loan Party or any Subsidiary of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Loan Document, Loan & Backstop Warrant or Financing Unit Warrant; or any Loan Party or any Subsidiary of any Loan Party (or any Person by, through or on behalf of any Loan Party or any Subsidiary of any Loan Party) shall deny that it has any or further liability or obligation under any Loan Document, Loan & Backstop Warrant or Financing Unit Warrant or purports to revoke, terminate or rescind any provision of any Loan Document or any Loan & Backstop Warrant or Financing Unit Warrant.

13.1.10 Public Company Failure. Borrower’s SEC reporting obligations under the Securities Exchange Act of 1934, as amended, are terminated.

13.1.11 Material Adverse Effect. The occurrence of any event having a Material Adverse Effect.

13.1.12 Cessation of Business. If any Collateral is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days or if any Loan Party or any Subsidiary is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business or if a judgment or other claim becomes a Lien on any of the Collateral, or if a notice of lien, levy or assessment is filed against any of the Collateral by any government agency and not paid within ten (10) days after any Loan Party receives notice.

13.1.13 Collateral. The Guaranty and Collateral Agreement ceases to create a valid and perfected first priority Lien on and security interest in a material portion of the Collateral, subject to Permitted Liens.

13.1.14 Change of Control. There occurs any Change of Control.

13.2       Effect of Event of Default.

13.2.1 If any Event of Default described in Section 13.1.4 shall occur in respect of Borrower, (i) the 2019 Term Loan Commitments shall automatically and immediately terminate and (ii) the Term Loans and all other Obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; ~~and.~~

13.2.2 If (i) any other Event of Default shall occur and be continuing, the Administrative Agent shall, upon the written request (and only upon such request) of the Required 2019 Term Lenders, declare the 2019 Term Loan Commitments to be terminated in whole or in part, whereupon the 2019 Term Loan Commitments shall immediately terminate (or be reduced, as applicable); and/or (ii) any other Event of Default shall occur and be continuing (including but not limited to any 2019 Financial Covenant Event of Default), the Administrative Agent shall, upon the written request (and only upon such request) of the Required 2019 Term Lenders, declare all or any part of the 2019 Term Loans and the other 2019 Term Loan Obligations hereunder to be due and payable, whereupon such 2019 Term Loans and other 2019 Term Loan Obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and/or (iii) if any other Event of Default (excluding any 2019 Financial Covenant Event of Default) shall occur and be continuing, Administrative Agent may (and, upon the written request of the Required Lenders and the Required 2019 Term Lenders, shall) declare all or any part of the Term Loans and all other Obligations hereunder to be due and payable, whereupon the Term Loans and other Obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind.

13.2.3 In each case above, Administrative Agent shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.

13.2.4 Notwithstanding any other provisions of this Agreement, and for the avoidance of doubt, if any ~~other~~ 2019 Financial Covenant Event of Default shall occur and be continuing, the Administrative Agent ~~may (andx)~~ (x) shall, upon the written request (and only upon such request) of the Required 2019 Term Lenders~~__________ shall),~~ declare the 2019 Term Loan Commitments to be terminated in whole or in part, whereupon the 2019 Term Loan Commitments shall immediately terminate (or be reduced, as applicable), and/or (y) shall, upon the written request (and only upon such request) of the Required 2019 Term Lenders, declare all or any part of the 2019 Term Loans and ~~all~~the other 2019 Term Loan Obligations ~~hereunder~~ to be due and payable, whereupon ~~the~~such 2019 Term Loans and such other 2019 Term Loan Obligations ~~hereunder~~ shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. ~~Administrative Agent shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.~~

13.3      Credit Bidding. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product provider shall be deemed to authorize) Administrative Agent, based upon the instruction of the Required Lenders (or the Required 2019 Term Lenders, if applicable), to Credit Bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (and the Loan Parties shall approve Administrative Agent as a qualified bidder and such Credit Bid as qualified bid) at any sale thereof conducted by Administrative Agent, based upon the instruction of the Required Lenders (or the Required 2019 Term Lenders, if applicable), under any provisions of the Uniform Commercial Code, as part of any sale or investor solicitation process conducted by any Loan Party, any interim receiver, receiver, receiver and manager, administrative receiver, trustee, agent or other Person pursuant or under any insolvency laws; provided, however, that (i) the Required Lenders (or the Required 2019 Term Lends, if applicable) may not direct Administrative Agent in any manner that does not treat each of the Lenders (or each of the 2019 Term Lenders, if applicable) equally, without preference or discrimination, in respect of consideration received as a result of the Credit Bid, (ii) the acquisition documents shall be commercially reasonable and contain customary protections for minority holders, such as, among other things, anti-dilution and tag-along rights, (iii) the exchanged debt or equity securities must be freely transferable, without restriction (subject to applicable securities laws) and (iv) reasonable efforts shall be made to structure the acquisition in a manner that causes the governance documents pertaining thereto to not impose any obligations or liabilities upon the Lenders individually (such as indemnification obligations).

For purposes of the preceding sentence, the term “Credit Bid” shall mean, an offer submitted by Administrative Agent (on behalf of the Lender group or the 2019 Term Lenders, if applicable), based upon the instruction of the Required Lenders (or the Required 2019 Term Lenders, if applicable), to acquire the property of any Loan Party or any portion thereof in exchange for and in full and final satisfaction of all or a portion (as determined by Administrative Agent, based upon the instruction of the Required Lenders (or the Required 2019 Term Lenders, if applicable) of the claims and Obligations (or the 2019 Term Loan Obligations, if applicable) under this Agreement and other Loan Documents.

SECTION 14 THE AGENT.

14.1      Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 14.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Notwithstanding any other provisions of this Agreement or the other Loan Documents, so long as any portion of the 2019 Term Loans, the Agreed Interest Amount or any other accrued and unpaid interest thereon are outstanding (and until such amounts are paid in full), any provision of this Agreement that requires or provides (x) for any approval, consent or satisfaction of the Administrative Agent or (y) that any matter or thing be satisfactory to or approved by the Administrative Agent, shall also be deemed to require and provide for the approval, consent and/or satisfaction of the Agents including the Co-Agent and/or, as applicable, that such matter or thing be satisfactory to or approved by both of the Agents, including the Co-Agent.

14.2      Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

14.3      Exculpation of Administrative Agent. None of Administrative Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of Borrower or any other party to any Loan Document to perform its Obligations hereunder or thereunder. Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower’s Subsidiaries or Affiliates.

14.4      Reliance by Administrative Agent. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 12, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

14.5      Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default or Default and stating that such notice is a “notice of default”. Administrative Agent will notify the Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Event of Default or Default as may be requested by the Required Lenders and/or the Required 2019 Term Lenders, if applicable, in accordance with Section 13; provided that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Default as it shall deem advisable or in the best interest of the Lenders.

14.6      Credit Decision. Each Lender acknowledges that Administrative Agent has not made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender as to any matter, including whether Administrative Agent has disclosed material information in its possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of Borrower which may come into the possession of Administrative Agent.

14.7      Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive repayment of the Term Loans, cancellation of the Term Notes, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of Administrative Agent.

14.8       Administrative Agent in Individual Capacity. HCP-FVA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates as though HCP-FVA were not Administrative Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, HCP-FVA or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledges that Administrative Agent shall be under no obligation to provide such information to them. With respect to their Term Loans (if any), HCP-FVA and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though HCP-FVA were not Administrative Agent, and the terms “Lender” and “Lenders” include HCP-FVA and its Affiliates, to the extent applicable, in their individual capacities.

14.9      Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders. If Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Default or Event of Default exists) the consent of Borrower (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with the Lenders and Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 14 and Sections 15.5 and 15.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

14.10     Collateral Matters. Each Lender authorizes and directs Administrative Agent to enter into the other Loan Documents for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by Administrative Agent or Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Administrative Agent or Required Lenders (and/or Required 2019 Term Lenders, if applicable) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Administrative Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to this Agreement and the other Loan Documents. The Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, (a) to release any Lien granted to or held by Administrative Agent under any Collateral Document (i) upon payment in full of all Term Loans and all other outstanding obligations of Borrower hereunder; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including the release of any guarantor); or (iii) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders; or (b) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by Section 11.2(c)(i) or (c)(ii) (it being understood that Administrative Agent may conclusively rely on a certificate from Borrower in determining whether the Debt secured by any such Lien is permitted by Section 11.1(b)). Upon request by Administrative Agent at any time, the Lenders will confirm in writing Administrative Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 14.10.

14.11     Restriction on Actions by Lenders. Each Lender agrees that it shall not, without the express written consent of Administrative Agent, and shall, upon the written request of Administrative Agent (to the extent it is lawfully entitled to do so), set off against the Obligations, any amounts owing by such Lender to a Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken, any action, including the commencement of any legal or equitable proceedings to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Agreement or the other Loan Documents. All enforcement actions under this Agreement and the other Loan Documents against the Loan Parties or any third party with respect to the Obligations or the Collateral may only be taken by Administrative Agent (at the direction of the Required Lenders or Required 2019 Term Lenders, as applicable, or as otherwise permitted in this Agreement) or by its agents at the direction of Administrative Agent.

14.12     Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)               to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Sections 5, 15.5 and 15.17) allowed in such judicial proceedings; and

(b)               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 5, 15.5 and 15.17.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

14.13     Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger”, if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. Notwithstanding its right and/or power to indicate its satisfaction or to provide certain approvals or consents pursuant to Section 14.1, ESW Capital, LLC as the Co-Agent shall not have any obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such, nor any fiduciary relationship with any other Lender.

SECTION 15 GENERAL.

15.1     Waiver; Amendments. No delay on the part of Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents which amends or directly affects the 2019 Term Loans or the 2019 Term Loan Obligations (including but not limited to the Agreed Interest Amount payable to the 2019 Term Lenders), or rights and remedies of the 2019 Term Lenders, shall in any event be effective unless the same shall be in writing and acknowledged by the Required 2019 Term Lenders,. No amendment, modification, waiver or consent shall (a) extend or increase the Term Loan Commitment (including the 2019 Term Loan Commitment) of any Lender without the written consent of such Lender,; (b) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Term Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby,; (c) reduce the principal amount of any Term Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby; ~~or~~ (d) release any guarantor from its obligations under the Guaranty and Collateral Agreement, other than as part of or in connection with any disposition permitted hereunder, or all or any substantial part of the Collateral granted under the Collateral Documents (except as permitted by Section 14.9), change the definition of Required Lenders, any provision of this Section 15.1, any provision of Section 13.3 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case set forth in this clause (d), the written consent of all Lenders; or (e) change the definition of Required 2019 Term Lenders without the consent of the Required 2019 Term Lenders. No provision of Sections 6.1.2 or 6.2 with respect to the timing or application of mandatory prepayments of the Term Loans shall be amended, modified or waived without the consent of the Required Lenders. No provision of Section 14 or other provision of this Agreement affecting Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of Administrative Agent.

Notwithstanding the foregoing, this agreement may be amended (or amended and restated) with the written consent of the Required Lenders and the Required 2019 Term Lenders, Administrative Agent and Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as Administrative Agent is not a Non-Consenting Lender, Administrative Agent and/or a Person or Persons reasonably acceptable to Administrative Agent shall have the right to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Administrative Agent’s request, sell and assign to Administrative Agent and/or such Person or Persons, all of the Term Loans of such Non-Consenting Lenders for an amount equal to the principal balance of all such Term Loans held by such Non-Consenting Lenders and all accrued interest, fees, expenses and other amounts then due with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

15.2     Confirmations. Borrower and each holder of a Term Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to Administrative Agent) the aggregate unpaid principal amount of the Term Loans then outstanding under such Term Note.

15.3     Notices. All notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three (3) Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. Administrative Agent shall be entitled to rely on telephonic instructions from any person that Administrative Agent in good faith believes is an authorized officer or employee of Borrower, and Borrower shall hold Administrative Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

15.4     Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if Borrower notifies Administrative Agent that Borrower wishes to amend any covenant in Sections 10 or 11.13 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if Administrative Agent notifies Borrower that the Required Lenders wish to amend Sections 10 or 11.13 (or any related definition) for such purpose), then Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to Borrower and the Required Lenders.

15.5     Costs, Expenses and Taxes. Each Loan Party, jointly and severally agrees to pay on demand all reasonable out-of-pocket costs and expenses of Administrative Agent (including Attorney Costs and any Taxes) in connection with the preparation, execution, delivery and administration (including perfection and protection of any Collateral) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated (“Lender Expenses”), and all reasonable out-of-pocket costs and expenses (including Attorney Costs and any Taxes) incurred by Administrative Agent and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof. The Loan Parties shall have deposited $5,000 with Administrative or its Affiliates prior to the Closing Date, which amount shall be credited against the Lender Expenses. The Loan Parties shall pay to Administrative Agent the following expenses promptly following receipt of invoices: (i) Lender Expenses constituting legal fees and travel up to $200,000 (the “Expense Cap”), plus costs associated with security interest filings (including with the United States Patent and Trademark Office), (ii) Lender Expenses incurred in connection with the Financing with Eligible Stockholders in accordance with Section 10.13 hereof, including any amendments to this Agreement or the Certificate of Designations for the Series A Preferred Stock incurred in connection therewith or as contemplated by Schedule 10.13 and (iii) Lender Expenses in connection with the enforcement of Administrative Agent’s rights and remedies with respect to (x) the collection of any Obligations, (y) the enforcement or collection of the Collateral or (z) any provision of this Agreement or any other Loan Document. The Expense Cap is inclusive of amounts reimbursed to Agent in connection with the closing of the Original Loan. The Expense Cap shall not apply to or limit the amount of any Lender Expenses which the Loan Parties are obligated or agree to pay, pursuant to or as set forth in the First Amendment or in an expense letter dated as of December 2019 with ESW Capital, LLC.

In addition, each Loan Party agrees to pay, and to save Administrative Agent and the Lenders harmless from all liability for, any fees of Borrower’s auditors in connection with any reasonable exercise by Administrative Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this Section 15.5 shall survive repayment of the Term Loans, cancellation of the Term Notes, or termination of this Agreement.

15.6     Assignments; Participations.

15.6.1 Assignments. (a) Any Lender may at any time assign to one or more Persons (any such Person, an “Assignee”) all or any portion of such Lender’s Term Loans and Term Loan Commitments, with the prior written consent of Administrative Agent and Borrower (which consent of Borrower shall not be unreasonably withheld or delayed), provided, however, consent of Borrower shall not be required (x) for an assignment by a Lender to a Lender or an Affiliate of a Lender or an Approved Fund, or, or (y) during the existence of a Default or an Event of Default. Except as Administrative Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $100,000 or, if less, the remaining Term Loan Commitment and Term Loans held by the assigning Lender. Borrower and Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Administrative Agent shall have received and accepted an effective assignment agreement in substantially the form of Exhibit C hereto (an “Assignment Agreement”) executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500 (which shall not be required in connection with any assignment of a portion of HCP-FVA’s Term Loans in connection with the consummation of the Financing in accordance with Section 10.13 and Schedule 10.13 hereto). No assignment may be made to any Person if at the time of such assignment Borrower would be obligated to pay any greater amount under Sections 7.6 or 8 to the Assignee than Borrower is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, Borrower will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this Section 15.6.1 shall be treated as the sale of a participation under Section 15.6.2. Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower has expressly objected to such assignment within three Business Days after notice thereof.

(b)               From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Term Note in the principal amount of the Assignee’s Pro Rata Share of the Assignee’s Term Loans (and, as applicable, a Term Note in the principal amount of the Term Loans retained by the assigning Lender). Each such Term Note shall be dated the effective date of such assignment. Upon receipt by Administrative Agent of such Term Note(s), the assigning Lender shall return to Borrower any prior Term Note held by it.

(c)               Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

15.6.2 Participations. Subject to the prior written approval of the Administrative Agent, any Lender may at any time sell to one or more Persons participating interests in its Term Loans, Term Loan Commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 15.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. Borrower also agrees that each Participant shall be entitled to the benefits of Section 7.6 or 8 as if it were a Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 7.6 or 8 than would have been paid to the participating Lender on such date if no participation had been sold and that each Participant complies with Section 7.6(d) as if it were an Assignee).

15.7     Register. Administrative Agent shall maintain a copy of each Assignment Agreement delivered and accepted by it and register (the “Register”) for the recordation of names and addresses of the Lenders and the Term Loan Commitment of each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender’s interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Term Loans. Administrative Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register.

15.8     GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

15.9     Confidentiality; Non-Public Information.

15.9.1 As required by federal law and Administrative Agent’s policies and practices, Administrative Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. Administrative Agent and each Lender agree to use commercially reasonable efforts (no lesser than the efforts Administrative Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by any Loan Party, except that Administrative Agent and each Lender may disclose such information (a) to Persons employed or engaged by Administrative Agent or such Lender or such Lender’s Affiliates or Approved Funds in evaluating, approving, structuring or administering the Term Loans and the Term Loan Commitments, provided that, all such Persons shall be bound by obligations of confidentiality in respect of such information no less restrictive than this Section 15.9; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 15.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner or by applicable law (including securities laws), or any insurance industry association, or as reasonably believed by Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Administrative Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Administrative Agent or such Lender is a party; (f) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender; (g) to any Affiliate of Administrative Agent, or any Lender who may provide Bank Products to the Loan Parties, provided that, all such Persons shall be bound by obligations of confidentiality in respect of such information no less restrictive than this Section 15.9; (h) to Lender’s independent auditors and other professional advisors as to which such information has been identified as confidential; or (i) that ceases to be confidential through no fault of Administrative Agent or any Lender. In the case of any disclosure under Sections 15.9.1(c), (d), (e) and (f), Administrative Agent and such Lender will provide Borrower, to the extent not prohibited by law, with reasonably prompt notice thereof so that Borrower may seek, at Borrower’s sole expense, an appropriate protective order or other remedy or waive compliance, in whole or in part, with the terms of this Section 15.9, and Administrative Agent and such Lender will reasonably cooperate with Borrower, at Borrower’s expense, with respect thereto. Notwithstanding the foregoing, Borrower consents to the publication by Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. If any provision of any confidentiality agreement, non-disclosure agreement or other similar agreement between Borrower and Lender conflicts with or contradicts this Section 15.9 with respect to the treatment of confidential information, this section shall supersede all such prior or contemporaneous agreements and understandings between the parties.

15.9.2 The Loan Parties hereby acknowledge that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder and (b) certain of the Lenders may have personnel who do not wish to receive material non-public information (“MNPI”) with respect to the Loan Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Loan Parties hereby agree that by publicly filing such information with the SEC, then Administrative Agent, the Lenders shall be entitled to treat such information as not containing any MNPI for purposes of United States federal and state securities laws.

15.9.3 If any Lender has elected to abstain from receiving MNPI concerning the Loan Parties or their Affiliates, such Lender acknowledges that, notwithstanding such election, Administrative Agent and/or the Loan Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of this Agreement, or in the course of administering the Term Loans, to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and Contractual Obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender or hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Administrative Agent and the Loan Parties upon request therefor by Administrative Agent or the Loan Parties. Notwithstanding such Lender’s election to abstain from receiving MNPI, such Lender acknowledges that if such Lender chooses to communicate with Administrative Agent, it assumes the risk of receiving MNPI concerning the Loan Parties or their Affiliates.

15.10     Software Code Escrow.

(a)            Establishment of Escrow. Borrower acknowledges that Administrative Agent and the Lenders, in connection with the enforcement of any remedies under the Loan Documents, must be ensured access to the Software (including all enhancements, modifications and upgrades to the Software provided to Borrower’s customers from time to time) source code, including all relevant commentary, explanations and other documentation, as well as instructions to compile such source code (collectively, “Software Materials”), upon the occurrence of any Event of Default. Accordingly, Borrower has established an escrow for such Software Materials with Iron Mountain Intellectual Property Management, Inc. (the “Escrow Agent”) under an agreement that complies with the terms and conditions of this Section 15.10 (the “Escrow Agreement”). To the extent required, Borrower has taken all action necessary to identify Administrative Agent as a beneficiary under the Escrow Agreement, and Borrower shall not revoke, withdraw or otherwise terminate such designation without Administrative Agent’s prior written consent.

(b)            Deposit into Escrow. On or prior to the First Amendment Closing Date, Borrower shall deposit the Software Materials with the Escrow Agent. Borrower thereafter shall deposit with the Escrow Agent all enhancements, modifications and upgrades of or to the Software Materials promptly following the release of such enhancements, modifications or upgrades. Borrower shall bear the costs of preparing and depositing the Software Materials. Administrative Agent may, at Borrower’s own expense, from time to time cause the Escrow Agent to verify the Software Materials, to confirm the condition of the Software Materials.

(c)            Release of Software Materials. Upon the occurrence of an Event of Default, Administrative Agent or, at their option, the Required Lenders, may provide the Escrow Agent written notice of the occurrence thereof in accordance with the terms of the Escrow Agreement and a request for the release of the Software Materials. Thereafter, Escrow Agent shall promptly release the Software Materials to Administrative Agent and the Lenders.

(d)       Generally. Borrower shall pay any and all fees incurred with the Escrow Agent with respect to the Escrow Agreement. The Escrow Agreement shall not terminate during the term of this Agreement except by written agreement of Administrative Agent and only upon securing a new escrow agreement upon terms that are the same as or more favorable to Administrative Agent than the Escrow Agreement.

15.11 ~~15.10~~ Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Loan Parties and rights of Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

15.12 ~~15.11~~ Nature of Remedies. All Obligations of the Loan Parties and rights of Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15.13 ~~15.12~~ Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by the Loan Parties of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Administrative Agent or the Lenders.

15.14 ~~15.13~~ Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.

15.15 ~~15.14~~ Successors and Assigns. This Agreement shall be binding upon Borrower, the Lenders and Administrative Agent and their respective successors and assigns, and shall inure to the benefit of Borrower, the Lenders and Administrative Agent and the successors and assigns of the Lenders and Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Loan Party may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of Administrative Agent and each Lender.

15.16 ~~15.15~~ Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

15.17 ~~15.16~~ Customer Identification – USA Patriot Act Notice. Each Lender and HCP-FVA (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or HCP-FVA, as applicable, to identify the Loan Parties in accordance with the Act.

15.18 ~~15.17~~ INDEMNIFICATION BY LOAN PARTIES. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY ADMINISTRATIVE AGENT AND THE LENDERS AND THE AGREEMENT TO EXTEND THE TERM LOAN COMMITMENTS PROVIDED HEREUNDER, BORROWER HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, APPROVED FUNDS AND AGENTS OF ADMINISTRATIVE AGENT AND EACH LENDER (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (a) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (b) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED AT ANY TIME BY ANY LOAN PARTY, (c) ANY VIOLATION, OBLIGATION OR LIABILITY PURSUANT TO ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY AT ANY TIME OR THE OPERATIONS CONDUCTED THEREON, (d) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR OTHERWISE BE LIABLE UNDER ENVIRONMENTAL LAWS, (e) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, (f) THE ISSUANCE BY BORROWER OF THE LOAN & BACKSTOP WARRANTS OR THE FINANCING UNIT WARRANTS OR ANY COMMON STOCK ISSUABLE UPON EXERCISE THEREOF OR THE CONSUMMATION OF THE FINANCING OR (g) ANY BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT BY ANY LOAN PARTY OF THIS AGREEMENT (INCLUDING SECTION 9.30 HEREOF) OR ANY OTHER LOAN DOCUMENT, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH LOAN PARTY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 15.17 SHALL SURVIVE REPAYMENT OF THE TERM LOANS, CANCELLATION OF THE TERM NOTES, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

15.19 ~~15.18~~ Nonliability of Lenders. The relationship between Borrower on the one hand and the Lenders and Administrative Agent on the other hand shall be solely that of borrower and lender. Neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither Administrative Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. Borrower agrees, on behalf of itself and each other Loan Party, that neither Administrative Agent nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND BORROWER ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). Each Loan Party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders

15.20 ~~15.19~~ FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15.21 ~~15.20~~ WAIVER OF JURY TRIAL. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[SIGNATURE PAGES FOLLOW]

The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWER:	FALCONSTOR SOFTWARE, INC., a Delaware corporation

By:
	Name:	~~Patrick McClain~~ Brad Wolfe
	Title:	EVP and Chief Financial Officer

GUARANTOR:	FALCONSTOR, INC., a Delaware corporation

By:
	Name:	~~Patrick McClain~~ Brad Wolfe
	Title:	EVP and Chief Financial Officer

FALCONSTOR AC, INC., a Delaware corporation

By:
	Name:	~~Patrick McClain~~ Brad Wolfe
	Title:	EVP and Chief Financial Officer

ADMINISTRATIVE AGENT	HCP-FVA, LLC, as Administrative Agent

	By:	Hale Capital Partners, LP

By:
	Name:	Martin Hale, Jr.
	Title:	Chief Executive Officer

LENDER:	HCP-FVA, LLC, as Lender

	By:	Hale Capital Partners, LP

By:
	Name:	Martin Hale, Jr.
	Title:	Chief Executive Officer